EXHIBIT 10.6

                                 LEASE AGREEMENT
                                 ---------------

         THIS LEASE is executed as of the 24th day of May, 2002 (the "Effective Date"), by and between DUKE REALTY LIMITED PARTNERSHIP, an Indiana limited partnership, d/b/a Duke Realty of Indiana Limited Partnership ("Landlord"), and SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation ("Tenant").

                                   WITNESSETH:

                      ARTICLE 1 - LEASE OF LEASED PREMISES
                      ------------------------------------

         Section 1.01. Basic Lease Provisions and Definitions. The addresses of the parties are as set forth in A below, and capitalized terms have the meanings ascribed to such terms in B through X below or as elsewhere set forth in this
Lease:

A.       Address for invoices and notices:

         Landlord:      Duke Realty Limited Partnership
                        d/b/a Duke Realty of Indiana Limited Partnership
                        Attn:  Senior Vice President - St. Louis Operations
                        635 Maryville Centre Drive, Suite 200
                        St. Louis, MO  63141-5819
                        Telephone:  (314) 212-8000
                        Fax:  (314) 212-8299

         Tenant:        Prior to the Commencement Date:
                        Savvis Communications Corporation
                        Attention:  Richard Warley
                        795 Office Parkway
                        St. Louis, MO  63141
                        Fax:  ______________________

                        After the Commencement Date:
                        Savvis Communications Corporation
                        Attention:  Richard Warley
                        #1 Brooks Center Drive
                        St. Louis, MO  63017
                        Fax:  ______________________

                        In all cases with a copy to :
                        Savvis Communications Corporation
                        Attention:  General Counsel
                        12851 Worldgate Drive
                        Herndon, VA 20170
                        Fax:  (703) 234-8374

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     Address for rental and other payments:

                       Duke Realty Limited Partnership
                       d/b/a Duke Realty of Indiana Limited Partnership 75 Remittance Drive, Suite 3205
                       Chicago, IL  60675-3205

B. Broker(s): Duke Realty Limited Partnership representing Landlord and Jeff Hebrank of Greystone Partners, Inc. representing Tenant.

C. Appurtenant Areas: The areas of the Land outside any buildings located on the Land from time to time, together with all improvements, structures and facilities located thereon, other than Tenant Facilities (as defined in Section 2.04) located outside the Building, including, by way of illustration and not limitation, sidewalks, driveways, curbs, parking areas, landscaped areas, drainage strips, storm water detention/retention areas, and utility lines not dedicated to public agencies or utility companies, and other areas as may be designated from time to time by Landlord as part of the Appurtenant Areas. As of the Commencement Date, the Appurtenant Areas shall be deemed to include Lot B and Lot C depicted on EXHIBIT A attached hereto and made a part hereof.

D. Declaration: That certain Declaration of Trust Indenture for Hawthorn Office Park recorded in Book 7474 on Page 146 of the records of the St. Louis County Recorder of Deeds, as amended and as may be amended from time to time.

E. Delivery Date Condition: The "AS IS" "WHERE IS" condition of the Leased Premises, the FF&E and the Appurtenant Areas as of the Effective Date, subject to the performance of Landlord's Work (as defined in Section 2.01), and provided that the Leased Premises are free and clear of all tenants, occupants and claims of any right of tenancy or occupancy by third parties.

F.   Effective Date: As of May 24, 2002.

G. FF&E: means the furniture, fixtures and equipment in or serving the Building described on EXHIBIT B attached hereto and made a part hereof, to the extent the same exist and are located within the Building as of the Commencement Date.

H.   Guarantor(s): None

I. Land: the land upon which the Building and appurtenant improvements are located as more particularly described on EXHIBIT C attached hereto and made a part hereof.

J. Lease Term: Fifteen (15) years, subject to extension as provided in Section 15.13.

K. Leased Premises: The building currently and commonly known as of the Effective Date of this Lease as #1 Brooks Center Drive, St. Louis, Missouri 63017 (the "Building"), but exclusive of the roof.

L.   Annual Base Rent:

         Years 1-5               $2,301,000.00 per year
         Years 6-10              $2,644,200.00 per year
         Years 11-15             $3,042,000.00 per year

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M.   Monthly Rental Installments:

     Months 1-60                        $   191,750.00 per month
     Months 61-120                      $   220,350.00 per month
     Months 121-180                     $   253,500.00 per month

N. Operating Expenses: the amount of (i) all Taxes; (ii) all of Landlord's costs and expenses paid or incurred in insuring the Building (subject to Section 9.03) and (iii) all of Landlord's costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Appurtenant Areas in good condition and repair for a particular calendar year including by way of illustration and not limitation: all insurance premiums and deductibles; water, sewer, electrical and other utility charges; service and other charges incurred in the repair, replacement, operation and maintenance of the Appurtenant Areas; tools and supplies; repair costs; landscape maintenance costs; license, permit and inspection fees; supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Appurtenant Areas; maintenance, repair and replacement of the driveways, parking and sidewalk areas (including snow and ice removal), landscaped areas, and lighting; maintenance and repair costs, dues, fees and assessments incurred under (x) any covenants, trust indenture, reciprocal easement agreements or owners association that are of record as of the Effective Date, including, without limitation the Declaration and (y) the Indenture, as defined in Section 15.20, (collectively the "Covenants") and (iv) a management fee of one percent (1%) of Minimum Annual Rent and of the Operating Expenses set forth above and elsewhere in this Lease. Operating Expenses shall include the cost of capital improvements to the Appurtenant Areas and, if not the responsibility of Tenant as otherwise provided in this Lease, to the Building, but only (a) to the extent such capital improvements are made for the purpose of reducing Operating Expenses and only to the extent of such savings, if any, or (b) to comply with any law, code, ordinance, rule, regulation or order not in effect or applicable to the Building or Appurtenant Areas as of the Commencement Date. The cost of any such capital improvements shall be amortized over the useful life of such improvement (as determined in accordance with generally accepted accounting principles), and only the amortized portion relative to a particular year shall be included in Operating Expenses for such year. Until the occurrence of the Phase II Development Completion (as defined in Section 15.20), the cost per year of the repair and maintenance of the existing storm water detention/retention pond located upon the Land included in Operating Expenses for any year shall not exceed Fifteen Thousand Dollars ($15,000.00).

     Operating Expenses shall not include the following: (a) capital improvements, except to the extent permitted above; (b) depreciation on the FF&E (c) interest payments and financing costs associated with financing of the Building and/or the Land or any improvements thereon; (d) ground lease payments; (e) repairs and replacements for which and to the extent that Landlord has been reimbursed by insurance and /or condemnation proceeds and/or paid pursuant to warranties; (f) advertising and promotional expenses; (g) late fees and finance charges in late payments not attributable to the acts or omissions of Tenant; (h) overhead not properly allocable to the Building or the Land; (i) costs of environmental remediation not attributable to the acts or omissions of Tenant or to a violation of Tenant's obligations under Article 14 of this Lease; (j) costs representing amounts paid to an affiliate of Landlord for services or materials which are in excess of the amounts which would have been paid in the absence of such relationship; (k) in-Building security services unless expressly requested by Tenant; (l) assessments under any Covenants to the extent they include costs which, if incurred by Landlord, would, pursuant to the terms hereof, not be includable in Operating Expenses; (m) special assessments imposed for capital improvements under the Declaration arising out of the development of the Phase II Development; (n) any fees or charges that Landlord is entitled to collect from third parties under or pursuant to any of the Covenants.

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O.   Permitted Use: General office purposes and such lawful uses and purposes as are accessory thereto and necessary for Tenant or its Permitted Transferees to conduct its business at the Leased Premises which may include the operation of a network operations center and/or computer room serving Tenant's business.

P. Personal Property Taxes: all personal property taxes assessed against and levied upon the FF&E and/or against the trade fixtures, furnishings, equipment and all personal property of Tenant located at or contained in the Leased Premises.

Q. Phase II Property: the real estate depicted as Lot B on EXHIBIT A attached hereto and made a part hereof, provided that the dimensions, configuration and location of the Phase II Property, prior to the commencement of the Phase II Development, as defined in Section 15.20, may be revised.

R. Real Estate Taxes: any form of real estate tax or assessment (but not including assessments under the Covenants) or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax imposed upon the Land and the Building or upon Landlord relative to rental or any other charge payable by Tenant to Landlord under this Lease together with costs and expenses of contesting the validity or amount of real estate taxes which at Landlord's option may be calculated as if such contesting work had been performed on a contingent fee basis (whether charged by Landlord's counsel or representative; provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord, but in no event shall fees exceed the tax savings realized), but not including (i) any estate, inheritance, succession, transfer, gift, corporate franchise, excise, or capital stock tax, personal or corporate net income or profits taxes imposed on Landlord; (ii) any real estate transfer taxes relative to the sale or refinancing of all or a part of the Land or improvements thereon (iii) special assessments imposed as a condition to the development of the Phase II Development. Until such time as the Phase II Property is subdivided and assessed as a separate tax parcel, Real Estate Taxes for purposes of inclusion in Operating Expenses shall be all Real Estate Taxes attributable to the Building and to other improvements on the Land as they exist on the Effective Date plus capital improvements that Landlord is permitted to include in Operating Expenses under Section 1.02 N and forty percent (40%) of the real estate taxes attributable to the Land exclusive of the Building and other improvements thereon.

S. Rentable Area: 156,000 square feet (which the parties deem to be true and correct).

T. Security Deposit: Irrevocable Unconditional Letter of Credit in the amount set forth in Article 4.

U. Surplus Space: that portion of the Leased Premises not initially occupied by Tenant consisting of floors four and five; provided that at such time as any portion of the Surplus Space is occupied by Tenant, such portion shall cease to be Surplus Space for purposes of this Lease.

V.   Target Commencement Date: July 1, 2002.

W. Taxes: Real Estate Taxes and that portion of Personal Property Taxes levied on the FF&E, together with an management fee equal to one percent (1%) of the amount thereof.

X.   Tenant's Proportionate Share: 100%.

     Section 1.02. Leased Premises; FF&E Appurtenant Areas. Landlord hereby leases to Tenant and Tenant leases from Landlord, under the terms and conditions herein, the Leased Premises, and

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Landlord hereby grants and Tenant hereby accepts (i) a license coupled with an interest to use the FF&E during the Lease Term at no additional charge which license is not revocable prior to the expiration or earlier termination of this Lease, (ii) a right, coupled with an interest, for the non-exclusive right to park passenger vehicles upon the existing parking lot located upon the Land as depicted on EXHIBIT A attached hereto and made a part hereof (the "Parking Area"), which right is not revocable prior to the expiration or earlier termination of this Lease and (iii) the right coupled with an interest (which right is not revocable prior to the expiration or earlier termination of this Lease) to use the Appurtenant Areas for their intended purposes and also those portions of the Appurtenant Areas immediately adjacent to the Building for the purpose of performing Tenant's obligations under Section 7.02 (such as maintaining Building systems located outside of the Building) or exercising its right to have access to and to use facilities and equipment that are located in the Appurtenant Areas and are for the exclusive use and benefit of the Leased Premises and Tenant (which Landlord and Tenant agree include, as of the Effective Date, the items described and shown on Exhibit A-1, which areas and facilities as so shown on Exhibit A-1 may not be relocated without the prior written consent of Tenant and which are sometimes referred to in this Lease as the "Appurtenant Facilities"). Notwithstanding anything to the contrary set forth in this Lease, neither Landlord nor any owner of the Land may grant parking rights as to the Parking Area, greater than or to persons other than as provided or permitted under the Declaration or, when recorded, the Indenture.

                         ARTICLE 2 - TERM AND POSSESSION
                         -------------------------------

     Section 2.01. Term. The Lease Term shall be for the period of time set forth in the Basic Lease Provisions and shall commence on earlier to occur of the date (the "Commencement Date") that (a) is the later to occur of (i) the Target Commencement Date and (ii) Substantial Completion (as hereinafter defined) of Landlord's Work (as hereinafter defined); (b) the date Tenant takes beneficial occupancy of the Leased Premises. For purposes of this Lease (1) "Substantial Completion" (or any grammatical variation thereof) shall mean completion of construction of Landlord's Work to a stage of completion such that any incomplete items of Landlord's Work will not prevent Tenant from obtaining a temporary certificate of occupancy for the Leased Premises exclusive of the fifth (5th) floor (Tenant acknowledging, however, that even if Landlord has Substantially Completed Landlord's Work, Tenant may not be able to obtain an occupancy permit for the Leased Premises because of the (a) need for completion of all or a portion of Tenant's Work, as defined in Section 2.02 or (b) Tenant's failure to obtain any license required for a certificate of occupancy (collectively, "Tenant Requirements") (2) "Tenant Delay" shall mean any delay in the completion of Landlord's Work attributable to Tenant, including, without limitation, the performance of any other work in the Leased Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, and any other act or omission of Tenant. Notwithstanding anything to the contrary contained in this Section 2.01, if Substantial Completion of the Landlord's Work is delayed beyond the Target Commencement Date as a result of Tenant Delay, then, for purposes of determining the Commencement Date, Substantial Completion of Landlord's Work shall be deemed to have occurred on the date that Substantial Completion of Landlord's Work would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete Landlord's Work on or before the Target Commencement Date. Promptly following the Commencement Date, Tenant shall execute Landlord's Letter of Understanding, acknowledging (x) the Commencement Date of this Lease, and (y) except for any items of Landlord's Work not yet completed, which Landlord shall complete as soon as reasonably possible thereafter, that Tenant has accepted the Leased Premises. Subject to Tenant's rights under Section 2.02, if Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects, subject to any items of Landlord's Work not yet completed. Notwithstanding anything contained in this Lease to the contrary, Tenant's inability to obtain a certificate of occupancy on account of the condition of the fifth (5th) floor of the Building shall not delay the Commencement Date.

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     Section 2.02. Early Entry. Beginning on the date that Landlord acquires title to the Land and the Building and continuing until the Commencement Date ("Advance Occupancy Period"), Tenant shall have the right and privilege of going into the Leased Premises to complete interior decoration work, shelving, fixturing and fitting and to prepare the Leased Premises for Tenant's occupancy, including performing the work set forth on EXHIBIT E attached hereto and made a part hereof and any other work that is not Landlord's Work (collectively, "Tenant's Work"), all of which work shall be performed in a good and professional manner and in compliance with all applicable laws, codes and ordinances, provided, however, that its schedule in so doing shall be communicated to Landlord and the approval of Landlord secured so as not to interfere with any work of Landlord being carried on at the time (including Landlord's Work, as defined in Section 2.03); Tenant's Work if not performed by DCLP, as defined in Section 7.04 shall be performed only by Approved Contractors (as defined in Section 7.04) and provided further; however, that Landlord shall have no responsibility or liability whatsoever for any loss or damage to any of Tenant's leasehold improvements, fixtures, equipment, inventory or any other materials installed or left in the Leased Premises. During the Advance Occupancy Period, all terms and provisions of this Lease shall apply except for the payment of the Monthly Rental Installment of Annual Base Rent and of Additional Rent.

     Section 2.03. Condition of the Leased Premises; FF&E and the Appurtenant Areas. Tenant has personally inspected the Leased Premises, the FF&E and the Appurtenant Areas and accepts the same in the Delivery Date Condition without representation or warranty by Landlord of any kind, provided that Landlord shall cause to be performed in a good and workmanlike manner, and in compliance with all applicable laws, codes and ordinances, the work to the Leased Premises set forth on EXHIBIT F attached hereto and made a part hereof and such additional work to the Building or its systems, other than items associated with Tenant's Work, which are not included on EXHIBIT F as the applicable governmental authority responsible for issuing a certificate of occupancy requires to be performed in order, subject to the completion of Tenant's Requirements, for a temporary and final certificate of occupancy to be issued for the Leased Premises exclusive of the fifth (5th) floor (collectively, "Landlord's Work"). Landlord shall pay all the Cost of the Work for Landlord's Work up to the sum of Six Hundred Thirty Nine Thousand Dollars ($639,000.00) ("Landlord's Cost"), and Tenant shall reimburse Landlord fifty percent of the amount of the Cost of the Work in excess of Landlord's Cost within thirty (30) days following the receipt from Landlord of an itemized statement therefor. In the event that Landlord's Work is completed at a cost less than Landlord's Cost (which difference is herein referred to as a "Savings"), then any Savings shall be available to Tenant during the first six (6) months of the Lease Term to apply against the cost of repairing FF&E, replacing FF&E or completing Tenant's network operations center. Prior to commencing Landlord's Work, Landlord shall provide to Tenant, for Tenant's information but not for Tenant's approval, a budget for Landlord's Work, a project schedule for the performance of Landlord's Work and shall seek competitive bids for all major subcontract work and disclose to and consult with Tenant with respect to the bids for Landlord's Work to be performed. For purposes of this Section 2.03 the "Cost of the Work" means the following costs and expenses relating to the Landlord's Work, excluding any profit: (1) wages or salaries, including labor burden, at Contractor's standard fixed rates, of construction workers, supervisory and project personnel assigned to the Project,
(2) payments made by Contractor to design professionals and subcontractors, (3) cost of materials, supplies and equipment, including transportation, testing, inspection, handling and storage, (4) rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by construction workers, (5) travel expenses, lodging, meals, gasoline, maintenance, plates, licenses, insurance premiums, depreciation and similar expenses, (6) direct jobsite expenses for the Work such as trailer and field office, utilities, telephone service, long-distance, postage, telegrams, expressage, courier, electronic mail, computers, printers, copier and reproduction expenses, facsimile transmissions, insurance and bond premiums, sales, use or similar taxes, fees and assessments for the building permit and other permits, licenses, approvals and inspections, and fees of laboratories for tests required by the Contract Documents and (7) costs of

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repairing or correcting the Work, unless caused by the negligence of Contractor or recoverable by Contractor from insurance; provided that Landlord shall use its good faith efforts to keep the costs set forth in (4), (5), and (6) as low as reasonably possible. Tenant shall have the right to prioritize the performance of Landlord's Work by directing the Contractor to perform items in a certain order and/or by directing the Contractor not to perform any particular item, provided, however, that items necessary to obtain a certificate of occupancy shall have first priority and, if the exercise of such right by Tenant causes a delay in the Substantial Completion of Landlord's Work, such delay shall be deemed a Tenant Delay.

     Section 2.04. Surrender of the Leased Premises and FF&E. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and shall surrender the Leased Premises and FF&E then remaining in good order, condition and repair and subject to reasonable wear and tear, damage resulting from casualty or condemnation, or damage or other condition the repair or correction of which is the responsibility of Landlord under this Lease. Tenant shall not be obligated to deliver or surrender any of the FF&E identified on EXHIBIT B, or any replacements therefor, at the end of the Lease Term which has become no longer useable for its intended purpose and which Tenant has disposed of or replaced, but Tenant shall not be required to replace any such FF&E or any replacements therefor. Tenant shall also remove from the Leased Premises, and from the Land, at its sole cost and expense, alterations that Tenant is required to remove pursuant to Section 7.03 and Tenant's personal property and any computer equipment, wiring, cabling and conduit (including above ceiling) within or upon the Building or upon or under the Land and serving the Building installed or utilized by Tenant its customers, providers or suppliers (each a "Tenant Facility" and collectively, "Tenant Facilities") at any time during the Lease Term; provided however, Tenant shall not be required to remove any wiring, cabling or conduit which was located in the Leased Premises on the Commencement Date and which is not or does not become a Tenant Facility and which the applicable governmental authority does not require to be removed. Prior to the Commencement Date and throughout the Lease Term, Tenant shall provide to Landlord plans showing the locations of all Tenant Facilities, whether located within or upon the Building or upon or under the Land. Tenant shall, at its expense, promptly repair any damage caused by such removal and restore the Leased Premises and the Appurtenant Areas to the condition existing upon the Commencement Date. If Tenant fails to remove such property or fails to effect repairs necessary as a result of any such removal or restore the Leased Premises or the Appurtenant Areas, Landlord may effect such removal and/or such repairs or restoration at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred by Landlord in effecting such removal, repair and/or restoration. All Tenant property which Tenant is required to remove as provided above and which Tenant fails to remove within fifteen (15) days of the expiration or earlier termination of the Lease shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant's cost without thereby incurring any liability to Tenant. The provisions of this Section 2.04 shall survive the expiration or other termination of this Lease.

         Section 2.05. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at 150% the Monthly Rental Installment in effect at the end of the Lease Term, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises and the FF&E in the condition required under Section 2.04 to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This Section 2.05 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

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                                ARTICLE 3 - RENT
                                ----------------

     Section 3.01. Base Rent. Tenant shall pay to Landlord the Annual Base Rent in the Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated. The determination of the actual Rentable Area shall not affect either the Annual Base Rent or the Monthly Rental Installment as provided in Section 1.01 above. Annual Base Rent, and Additional Rent are collectively known as "Rent."

     Section 3.02. Additional Rent. In addition to the Annual Base Rent, Tenant shall pay to Landlord for each calendar year during the Lease Term, as "Additional Rent," Tenant's Proportionate Share of Operating Expenses.

     Section 3.03. Payment of Additional Rent. Landlord shall estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year, subject, however, to Section 3.07. Landlord may, upon giving written notice to Tenant, adjust the estimated Additional Rent during the calendar year to reflect increases in Operating Expenses. Within a reasonable time after the end of each calendar year but not later than one-hundred twenty (120) days after the end of a calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next Monthly Rental Installment or if no further Monthly Rental Installments are payable, shall pay such overpayment to Tenant within thirty (30) days of the delivery of the statement.

     Section 3.04. Intentionally omitted.

     Section 3.05. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate (as reported in the Wall Street Journal) of interest ("Prime Rate") plus six percent (6%) per annum. Notwithstanding the foregoing sentence, Landlord shall provide Tenant with a written courtesy notice of such default and Tenant shall have an additional five (5) days to cure such default before Landlord imposes such late charge; provided, however, that Landlord shall not be required to give such courtesy notice more than one (1) time with respect to any particular default, nor more than two (2) times in any consecutive twelve
(12) month period with respect to any payment defaults in the aggregate.

     Section 3.06. Books and Records; Audit. Tenant or its representatives shall have the right to audit Landlord's books and records located at Landlord's offices in St. Louis, Missouri pertaining to Additional Rent for any year within sixty (60) days after receipt of a reconciliation statement therefor so as to verify the accuracy of same. Any information obtained by Tenant or its representatives pursuant to such audit shall be kept confidential by Tenant, and such audit shall comply with Landlord's reasonable guidelines. If such audit accurately discloses an error in the calculation of Additional Rent, Landlord shall credit Tenant for any overcharge or bill Tenant for any undercharge.

         Section 3.07. Taxes and Insurance. Notwithstanding anything contained in this Article 3 to the contrary, the portion of Additional Rent consisting of Taxes and insurance premiums payable by Landlord

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shall be billed directly to Tenant by Landlord, who shall reimburse Landlord therefor within thirty (30) days of receipt of such billing, and such Taxes and insurance premiums shall not be paid in installments. Notwithstanding the foregoing (i) Tenant's liability for Taxes and insurance premiums shall accrue on a monthly basis, (ii) Tenant's obligation to pay Taxes and insurance premiums accruing during the Lease Term shall survive the expiration or earlier termination of this Lease and (iii) in the event Tenant is in Default in the payment of Rent more than twice during any consecutive twelve (12) month period, Landlord may thereafter include Taxes and insurance premiums in Additional Rent and shall adjust the amount of Additional Rent accordingly.

                          ARTICLE 4 - SECURITY DEPOSIT
                          ----------------------------

     Section 4.01. Letter of Credit. Tenant shall, upon execution hereof, provide to Landlord as security for the performance by Tenant of all of Tenant's obligations contained in this Lease an irrevocable unconditional letter of credit in the form attached hereto as EXHIBIT G (such Letter of Credit shall also be referred to as the "Security Deposit" herein). The Letter of Credit shall be issued by a bank having a net worth of not less than One Billion Dollars ($1,000,000,000.00) and shall be in the amount of Three Million Dollars ($3,000,000.00). Unless the Letter of Credit is reduced to zero dollars pursuant to Section 4.02, the Letter of Credit shall not expire before the thirtieth
(30th) day following the expiration of the Lease Term In the event of a Default by Tenant in the payment of money under this Lease or which entitles Landlord to money damages, Landlord may, at its option, draw upon the Letter of Credit to the extent of such payment obligations and/or money damages and shall apply such funds to such payment obligations and/or money damages. In such event, Tenant shall, upon request, deposit with Landlord the amount so applied or, if requested by Landlord, deliver a new letter of credit in the amount of the Letter of Credit prior to Landlord's draw on the Letter of Credit, so that Landlord will have on hand at all times during the Lease Term the full amount of the Letter of Credit as set forth hereinabove. In the event of a transfer of title to the Leased Premises to a transferee who expressly assumes this Lease and Landlord's obligations hereunder (and Landlord and/or such transferee has provided Tenant with evidence of such assumption in accordance Section 12.01), Landlord shall simultaneously transfer any amounts so deposited with Landlord as required above and the Letter of Credit to such transferee and any fee for such transfer shall be paid by Tenant. The Letter of Credit shall be renewed on an annual basis. If Tenant has not renewed the Letter of Credit at least forty-five
(45) days prior to the expiration date thereof, Landlord may draw upon the Letter of Credit to the full amount thereof if same is not renewed and hold the cash proceeds in lieu thereof. All sums held by Landlord pursuant to this
Article 4 shall be without interest. If the Letter of Credit is reduced to zero dollars, the Letter of Credit shall be returned to Tenant or the issuing bank as appropriate.

     Section 4.02. Reduction of Letter of Credit. Provided that Tenant has not been in Default in the payment of Monthly Rental Installments due hereunder more than twice during any twelve-month period of the Lease, in which event Tenant shall not be entitled to the reduction in the Letter of Credit provided hereunder for a period of three (3) years following such second Default, the Letter of Credit shall be reduced by the following amounts upon the presentation to Landlord of annual audited financial statements of Tenant showing that cumulative annual net income, exclusive of any extraordinary items, has reached the following levels:

          Cumulative Annual Net Income                   Reduction Amount

                $20,000,000.00                            $1,000,000.00
                $40,000,000.00                            $1,000,000.00
                $60,000,000.00                            $1,000,000.00;

provided, however, that the parties acknowledge that the calculation of cumulative annual net income does not include dividends on any issued and outstanding convertible preferred stock, but shall take into account annual net losses shown on any financial statement, so as to reduce the cumulative annual net income that may have accrued prior to such losses.

                                 ARTICLE 5 - USE
                                 ---------------

     Section 5.01. Use. The Leased Premises shall be used by Tenant for the Permitted Use and for no other purposes without the prior written consent of Landlord.

     Section 5.02. Covenants of Tenant Regarding Use. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all Covenants and all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and
(iii) comply with and obey all reasonable directions of Landlord, including any reasonable rules and regulations that may be adopted by Landlord from time to time, provided Tenant receives written notice of the same, and provided further that to the extent any direction, rule or regulation conflicts with the terms of this Lease, the terms of this Lease shall control, and provided that no such directions, rules or regulations shall materially diminish Tenant's rights or materially increase Tenant's obligations under this Lease. A copy of the current rules and regulations for the Building are attached hereto AS EXHIBIT H and made a part hereof. Tenant shall not do or permit anything to be done in or about the Leased Premises or the Building which constitutes a nuisance. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials by Tenant, or its employees, agents or contractors shall be repaired by Tenant at its sole cost and expense. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Leased Premises; provided, however, in the event of any activity which would invalidate any policy of insurance, Tenant shall not be in default under this Lease if Tenant obtains and pays the extra cost necessary to obtain such insurance.

     Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises, each of which may be exercised without notice (except as expressly provided below) or liability to Tenant but shall be exercised in such a commercially reasonable manner as to minimize any material adverse interference with Tenant's use of the Leased Premises: (a) Landlord shall have the right to control, change or otherwise alter the Appurtenant Areas as it shall deem necessary or proper, provided (i) parking available to Tenant is not thereby reduced below the level existing as of the Commencement Date and except for temporary periods agreed to by the parties, including periods necessary in connection with the construction of the Phase II Development (as defined in Section 15.20), (ii) Tenant is not denied reasonable access to the Leased Premises or the Parking Area on a 24-hour per day, 7-days per week basis,
(iii) the quality and convenience of the Appurtenant Areas, including access drives and parking areas as they exist on the Effective Date, is not materially reduced or impaired; and (b) Landlord, its employees and agents and any mortgagee of the Building shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable prior notice and consistent with Tenant's written standard access and security procedures that Tenant has provided to Landlord (except in the event of an emergency where no notice or compliance with Tenant's standard access and security procedures shall be required), for the purposes of (i) examining or inspecting same (including, without limitation conducting inspections to determine Tenant's compliance with its obligations under this Lease), (ii) performing Landlord's obligations under this Lease,
(iii) showing the same to prospective purchasers, mortgagees or, during the last twelve (12) months of the Lease Term or any extension term, tenants, and (iv) making such repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord that are the obligation of Tenant under Article 7 shall be at Tenant's expense. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

                ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES
                -------------------------------------------------

     Section 6.01. Services to be Provided by Tenant. Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. In the event of utility "deregulation", Landlord may choose the service provider, except Tenant may choose the service provider as long as Tenant leases the entire Leased Premises. Contractors and vendors selected by Tenant to perform any building services shall be Approved Contractors (as defined in Section 7.04).

     Section 6.03. Interruption of Services. Tenant understands, acknowledges and agrees that any one or more of the utilities or other building services identified in Sections 6.01, or 6.02 or otherwise hereunder may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. Notwithstanding anything in this Lease to the contrary, Landlord shall use commercially reasonable efforts to promptly restore utility service, provided that such restoration is within Landlord's control. In the event restoration of service is within Landlord's control and Landlord fails to restore such service within a reasonable time under the circumstances, thereby causing the Leased Premises to be rendered untenantable by Tenant (meaning that Tenant is unable to use such space in the normal course of its business) for more than five (5) consecutive business days after receipt of notice (which may be verbal if communicated to Landlord's property manager for the Building) from Tenant that such service has been interrupted and a reasonable opportunity for Landlord to restore such service, Minimum Annual Rent shall abate on a per diem basis for each day after such five
(5) business day period during which the Leased Premises remain untenantable. In connection with the Phase II Development, Landlord shall make commercially reasonable efforts to advise contractors to locate existing underground facilities serving the Building before excavating, and shall inform Tenant of the commencement of the Phase II Development prior to the commencement of the the work.

                ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS
                ------------------------------------------------

     Section 7.01. Repair and Maintenance of Building and Appurtenant Areas. Subject to Section 7.02 and except for any repairs made necessary by the negligence, misuse, or default of Tenant, its employees, agents, customers and invitees, Landlord shall repair, and replace as necessary, the roof (including the roof membrane, flashing and coping on parapet walls), exterior walls, foundation and structural frame of the Building (including the curtain wall, but not the replacement of broken glass) and, except to the extent maintained by the trustees under the Declaration or the Indenture, the Appurtenant Areas, all in conformity with applicable laws and consistent with the prevailing standards for Class A office buildings in the St. Louis metropolitan area (the "Class A Standards"), the costs of which (except for repairs and replacements to the roof, exterior walls, foundation and structural frame of the Building) shall be included in Operating Expenses. Landlord agrees that it will seek at least three (3) competitive bids on any work the cost of which exceeds and/or is anticipated to exceed Twenty Thousand Dollars ($20,000.00) and which is to be included in Operating Expenses.

     Section 7.02. Repair and Maintenance of Leased Premises. During the Lease Term, Tenant shall, at its own cost and expense, maintain the Leased Premises and the Building systems, whether or not located within the Leased Premises, in good condition consistent with the Class A Standards and in conformity with applicable laws, regularly servicing and promptly making all repairs and replacements thereto, including but not limited to the electrical systems, automatic elevator systems, heating and air conditioning systems, plate glass (including glass that forms a portion of the curtain wall of the Building), floors, windows and doors, sprinkler and plumbing systems, and shall obtain preventive maintenance contracts and/or provide for the inspections for the building systems, utilizing Approved Contractors, consistent with the criteria set forth in EXHIBIT I attached hereto and made a part hereof. Tenant shall promptly provide to Landlord copies of such contracts, invoices and of all reports generated under said contracts or resulting from such inspections. Tenant shall provide to Landlord evidence on an annual basis that all such service contracts are in full force and effect. Tenant may, from time to time, request that Landlord perform one or more of its obligations under this Section 7.02, and, if Landlord consents to perform the same, Landlord shall cause the same to be performed and the costs thereof, together with a management fee of one percent (1%) of the costs of the work shall be paid to Landlord by Tenant within thirty (30) days following Tenant's receipt of an invoice therefor. All capital improvements made or caused to be made by Tenant with respect to the performance of its obligations under this Section 7.02 shall be of a quality consistent with and necessary for Tenant to comply with its obligations to maintain the Leased Premises in a good condition consistent with the Class A Standards and shall be made at Tenant's sole cost and expense; provided, however, that if (a) the making of a particular capital improvement is reasonably necessary to maintain the Leased Premises to the Class A Standards;
(b) Landlord and Tenant have mutually agreed on the cost thereof and (c) the expected useful life of such capital improvement (as determined by generally accepted accounting principles) extends beyond the expiration of the Lease Term, then the cost of such capital improvement shall be paid by Tenant, but Landlord shall reimburse Tenant for the unamortized portion of such capital improvement (amortized in accordance with generally accepted accounting principles) attributable to the period of the useful life of same that extends beyond the expiration of the Lease Term, provided further, however, that Landlord shall not be obligated to make any such reimbursement until the expiration of the Lease Term, and if the Lease Term is extended (whether or not pursuant to Section
15.13 hereof), Landlord's reimbursement obligation (if any) shall be determined with respect to the Lease Term as so extended, and if the useful life of such capital improvement does not extend beyond the expiration of the Lease Term as so extended, Landlord shall have no obligation to reimburse Tenant for any portion of the cost of such capital improvement.

     Section 7.03. Alterations. At any time after the Commencement Date, Tenant, at its sole cost and expense, shall have the right without Landlord's consent (except as hereinafter provided) to (a) make alterations, additions, or improvements to the Leased Premises which are not Material Alterations (as defined below) and (b) to install Tenant Facilities, the location of which Tenant Facilities shall be subject to Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed and, provided Tenant has supplied Landlord with all information, including plans and specifications for such work, that Landlord requires for evaluating Tenant Installations, Landlord's approval (including approval with reasonable conditions) or denial (including reasons therefor) shall be given within fifteen (15) days following Landlord's receipt of Tenant's written request for such approval. Landlord's prior written consent shall be required for any "Material Alteration." A "Material Alteration" is an alteration that: (a) is in excess of Ten Thousand Dollars ($10,000.00) in the aggregate for a twelve (12) month period; (b) is visible from outside of the Leased

Premises; (c) is of a structural nature; (d) would adversely affect the Building electrical, mechanical or HVAC systems; (e) involves the erecting or demolition of a fire-rated partition or (f) is to be located upon the roof (provided that if the installation on the roof is a Equipment (as defined in Section 15.17, the installation and Landlord's approvals thereof shall be determined in accordance with Section 15.17). In situations where Landlord's prior approval is not required, Tenant shall promptly notify Landlord with respect to such alteration and furnish Landlord with architectural drawings regarding the same prior to the commencement of the work. If Tenant desires to make a Material Alteration, Tenant shall request in writing Landlord's written consent, which shall not be unreasonably withheld, delayed or conditioned, but which may be conditioned upon Landlord's final approval of construction drawings prepared by Tenant at Tenant's sole cost and expense. In the event that Landlord withholds consent to a Material Alteration, Landlord's written notice withholding consent must state with reasonable particularity the reason for withholding consent and, what must be done, if anything, in order to obtain Landlord's consent. Landlord's failure to respond in writing within fifteen (15) business days to Tenant's request for consent to a Material Alteration shall conclusively be deemed Landlord's consent. As a condition of such approval (or with respect to any alterations not requiring Landlord's approval), Landlord may require Tenant to remove the alterations (Landlord and Tenant shall expressly agree on which party shall be responsible for removal of the alteration in writing at the time such approval is given to Tenant by Landlord or, with respect to alterations not requiring Landlord's approval, Landlord shall designate which alterations are to be removed by Tenant, if requested by Tenant prior to the commencement of the work or, if not so requested, such alterations shall be subject to Landlord's later determination that Tenant must remove them) and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall become a part of the realty and the property of Landlord, and shall not be removed by Tenant. The foregoing notwithstanding, if Tenant shall make any alteration or addition that changes the layout of the hallways in the Leased Premises as configured on the Commencement Date, Tenant may be required to restore the hallways to the original configuration unless Tenant has requested and received Landlord's prior written consent, and if Tenant does so request Landlord's consent, the provisions of this Section 7.03 shall govern concerning giving or withholding or consent and concerning whether or not Landlord may require removal of the alteration at the end of the Term. As to any proposed Material Alteration, Landlord and Tenant hereby agree to diligently work toward the completion and approval by Landlord of a set of construction drawings to be prepared by Tenant's architect depicting the Material Alterations which Tenant desires to effect. Such construction drawings shall include the partition layout, ceiling plan, electrical outlets and switches, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for in accordance with all applicable governmental laws, codes, rules, and regulations exclusive of matters required by the applicable governmental authority identified as a condition of necessary building permits about which Tenant's architect is not aware (such matters being the "Permit Matters"). Landlord's approval of such construction drawings shall not be unreasonably withheld or conditioned and shall be given or denied (and if denied, with reasons therefor) within fifteen
(15) days after the submission by Tenant of such construction drawings; provided that (a) such construction drawings comply with all applicable governmental laws, codes, rules and regulations other than Permit Matters; and (b) such construction drawings are sufficiently detailed to allow construction of the Tenant Improvements in a good and workmanlike manner. In the event Landlord notifies Tenant of any objections to such proposed construction drawings Tenant and Landlord shall work together diligently to address such objections until resolved satisfactorily by Landlord and Tenant. As used herein, "Construction Drawings" means those construction drawings approved by Landlord and Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant or under any subtenant of Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant or any subtenant of Tenant, Tenant shall cause such lien to be discharged of record or bonded over with a surety approved by Landlord within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

     Section 7.04. Performance of Alterations, Improvements and other Work. Except as otherwise expressly provided in this Section 7.04, and so long as Duke Realty Limited Partnership, or an affiliate, joint venture partner or related entity of Duke Realty Limited Partnership (each a "Duke Entity") owns the Building, Tenant agrees that all work on any alterations under Section 7.03 (whether or not the same require Landlord's approval) or on capital improvements under Section 7.02, or any other additions or improvements to the Building that are not the obligation of Landlord to perform (collectively, the "Building Work") shall be performed by Duke Construction Limited Partnership or any subsidiary or affiliate of Duke Realty Limited Partnership ("DCLP") substantially in accordance with the provisions set forth in the Tenant Improvement Construction Work Agreement attached hereto and made a part hereof as EXHIBIT J , as it may be modified by agreement of the parties to take into account a lump sum or guaranteed maximum price arrangement (the "Work Agreement"). From and after such time as a Duke Entity ceases to own the Building, Tenant may cause any Building Work to be performed by such reputable, experienced contractors as Tenant may determine. Notwithstanding the foregoing sentence, regardless of whether a Duke Entity owns the Building, Tenant may self-perform, utilizing Approved Contractors (a) the installation of Tenant's trade fixtures, (b) Tenant Facilities, (c) any Building Work for which Tenant obtains a competitive proposal from an Approved Contractor that is materially lower than the price quoted by DCLP (Duke's quote to be based on the scope of work and plans and specifications provided by Tenant and assuming the use of the Work Agreement, unless modification of the Work Agreement is necessary to take into account a lump sum price or a guaranteed maximum price), provided that DCLP shall be given the opportunity to review such proposal and to adjust its price and/or scope of work, and if such adjustment results in DCLP proposing price equal to or less than that of the Approved Contractor for substantially the same scope of work as set for the in the Approved Contractor's proposal, DCLP shall be awarded the work; (d) any Building Work that Tenant shall establish to Landlord's reasonable satisfaction that Tenant or an Approved Contractor of Tenant has significantly greater expertise in performing such Building Work than DCLP and (e) any Building Work that DCLP declines to do. For purposes of this Lease "Approved Contractors" shall mean those contractors and vendors set forth on EXHIBIT K attached hereto and made a part hereof, and such other contractors and vendors as Landlord may approve in writing from time to time, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord may, in its reasonable discretion, advise Tenant in writing that an Approved Contractor is no longer approved, in which event such contractor shall cease to be an Approved Contractor. For any Building Work not performed by DCLP, DCLP shall be entitled to an administrative fee equal to five percent (5%) of the cost of such Building Work.

                              ARTICLE 8 - CASUALTY
                              --------------------

     In the event of total or partial destruction of all or any portion of the Leased Premises, including the Building, or the Appurtenant Areas by fire or other casualty, then except as otherwise provided in this Article, Landlord shall promptly restore and repair same at Landlord's expense to the condition which existed prior to the date of the casualty. If the Leased Premises is damaged or destroyed and if in the reasonable opinion as certified to Tenant by Landlord's licensed architect ("Architect's Opinion"), which shall not take into account periods that may be attributable to force majeure delays or delays in the receipt of insurance proceeds and which shall be given within thirty (30) days next following such damage or destruction, Substantial Completion (as hereinafter defined) cannot occur within one hundred eighty (180) days after the date of the casualty, then either Landlord or Tenant may cancel and terminate this Lease at any time within thirty (30) days next following the rendering of such Architect's Opinion by the giving of written notice to the to the other party within said thirty (30)-day period. In the event Landlord elects to terminate the Lease, Tenant may give written notice to Landlord within thirty
(30) days next following receipt of Landlord's notice, of Tenant's desire to restore the Leased Premises, in which event the Landlord's notice of termination shall be deemed null and void, the Lease shall be deemed automatically reinstated as of the date of Tenant's notice, Landlord shall assign to Tenant any rights that it may have to insurance proceeds (and Landlord shall use commercially reasonable efforts to cause Landlord's lender to permit such insurance proceeds to be utilized for restoration of the damaged areas) and pay to Tenant Landlord's deductible under Landlord's insurance policy to the extent necessary to accomplish such restoration, and Tenant shall promptly restore and repair the Leased Premises to the condition which existed prior to the date of casualty, and if the insurance proceeds are insufficient to effect such restoration, Tenant shall pay all additional costs and expenses necessary to restore the Leased Premises. In the event (i) neither party cancels and terminates this Lease as provided above; (ii) Landlord is, pursuant to this Lease, obligated to effect restoration; and (iii) substantial completion of the Leased Premises does not occur within three hundred (300) days of the casualty, then Tenant, upon giving written notice to Landlord may cancel and terminate this Lease by giving written notice thereof to Landlord. In the event neither party terminates this Lease, and Tenant insures the Leased Premises as permitted under Article 9 hereof, then Tenant shall be entitled to all insurance proceeds and shall promptly (a) restore and repair the Leased Premises at Tenant's expense to the condition which existed prior to the date of the casualty, and, notwithstanding anything contained herein to the contrary, Rent shall not abate during the period of such restoration, and (b) restore any FF&E which Tenant is required to return pursuant to Section 2.04.

     In the event of a termination of this Lease pursuant to this Article 8, this Lease shall terminate without liability to either party other than for liabilities theretofore accrued and which remain unpaid or unsatisfied. Notwithstanding anything to the contrary in this Article 8: (1) Landlord shall have the right, upon thirty (30) days' written notice to Tenant, to terminate this Lease if the Leased Premises, or any portion thereof, is damaged by a casualty which is not covered by the insurance required hereunder; and (2) Landlord shall not be obligated to restore and repair tenant finish improvements effected by Tenant after the Commencement Date or any of Tenant's personal property. Landlord shall be obligated to restore any FF&E that is damaged and that Landlord is required to insure pursuant to Article 9, but only to the extent of available insurance proceeds. In the event of any such destruction which is the subject of this Article 8, except as provided in the foregoing paragraph, Tenant shall be entitled to a proportionate reduction of Annual Rent and Additional Rent from the time of the casualty until the earlier of (i) the date the Leased Premises are restored to the condition and operation which existed prior to the casualty in accordance applicable governmental rules and regulations (including zoning ordinances) and all occupancy permits necessary for Tenant legally to be able to occupy the Leased Premises have been delivered to Tenant ("Substantial Completion"); or (ii) Tenant commences use of the Leased Premises. Such proportionate reduction shall be based upon the extent to which such damage or destruction and the making of such repairs and restoration substantially interferes with the use conducted by Tenant at the Leased Premises and the Tenant therefore is required to curtail or close any part of operations at the Leased Premises. If from the standpoint of prudent business management the Leased Premises cannot be operated at all during the restoration process, then Rent shall totally abate while Tenant is closed during such period of restoration. Landlord shall use commercially reasonable efforts to cause its lenders to permit any insurance proceeds that become available and result in a casualty event to be used by Landlord to effect the repairs and restoration contemplated under this Article 8. In the event this Lease is not terminated or reinstated pursuant to the provisions of this Article 8, the Lease Term shall be automatically extended for the period of time from the date of such casualty to the date of Substantial Completion of the Leased Premises reduced by a percentage equal to the percentage of the Leased Premises that was not rendered untenantable during the period of restoration of the Leased Premises. The Annual Base Rent during such extension of the Lease Term shall be the same as the Annual Base Rent for the final year of the Lease Term, including the Lease Term as it may be extended under Section 15.13.

                              ARTICLE 9 - INSURANCE
                              ---------------------

     Section 9.01. Tenant's Responsibility. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord from liability for damage to property or injury or death to persons (i) due to the condition of the Leased Premises or the FF&E, or (ii) the occurrence of any accident in or about the Leased Premises (iii) any act or neglect of Tenant or of any other person, unless such damage, injury or death arising under the circumstances described in clause (i), (ii) or (iii) is directly and solely the result the acts or omissions of any Landlord Indemnitees.

     Section 9.02. Tenant's Insurance. During the Lease Term, Tenant shall carry the following insurance subject to the following coverages, issued by one or more insurance companies reasonably acceptable to Landlord, with the following minimum coverages:

     A. Worker's Compensation: minimum statutory amount.

     B. ISO Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $3,000,000 Combined Single Limit for both bodily injury and property damage, $2,000,000 of which may be provided by an umbrella policy.

     C. ISO Special Form Causes of Loss Coverage (or its equivalent) covering Tenant's personal property for the full cost of replacement of Tenant's property.

     D. Business interruption insurance.

Tenant's Commercial General Liability Insurance Policy (including any that Tenant may elect to provide under Section 9.03) shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the earlier of the Commencement Date or the commencement of the Advance Occupancy Period. If Tenant fails to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.

     Section 9.03. Landlord's Insurance. During the Lease Term following the Commencement Date, Landlord shall provide ISO special form causes of loss coverage (or its equivalent) insuring Landlord against loss or damage to all or any part of the Leased Premises and FF&E (exclusive of footings, foundations and Tenant's trade fixtures, furnishings, equipment, plate glass, signs and all other items of personal property of Tenant). The cost of all insurance maintained by Landlord pursuant to this Section 9.03 shall be included as part of Operating Expenses. If requested by Tenant, Landlord shall provide to Tenant a schedule of its insurance coverages with respect to the Leased Premises and FF&E, and Tenant shall, upon written notice to Landlord, be entitled (i) to require Landlord to provide additional coverage provided Tenant reimburses Landlord for the cost thereof or (ii) to provide such insurance coverages with insurer(s) acceptable to Landlord and with at least the same coverages provided by Landlord, in which event Landlord shall not include insurance premiums in Operating Expenses to the extent insurance is provided and maintained by Tenant. If Tenant elects to provide such insurance, Tenant shall also provide rental insurance to assure the payment of Rent to Landlord during the period of time that Tenant is causing the Leased Premises to be restored.

     Section 9.04. Indemnification. Subject to the release and waiver of subrogation in Section 9.05 below, Tenant shall be liable for and shall indemnify, save harmless and defend Landlord, its members, managers, officers, mortgagees, agents, employees, independent contractors, invitees and other persons acting under Landlord (collectively, the "Landlord Indemnitees") from and against all liability, claim or cost (including reasonable attorneys' fees) arising in whole or in part out of (i) any injury to any person while on or about the Leased Premises (except to the extent directly resulting from the act or omissions of any of the Landlord Indemnitees), (ii) any condition of the Leased Premises or FF&E not the responsibility of Landlord;
(iii) any breach of any Lease covenant by Tenant; (iv) the use of the Leased Premises or FF&E by, or any act or omission of Tenant or persons claiming by, through or under Tenant, or any of its agents, employees, independent contractors, customers, suppliers or invitees. Subject to the release and waiver of subrogation in Section 9.05 below, Landlord shall indemnify, defend and hold Tenant, its officers, managers, agents, employees, independent contractors, invitees and other persons acting under Tenant (collectively, "Tenant Indemnitees") harmless from and against all liabilities, claim(s) and/or injuries to all persons occurring in or about the Appurtenant Areas, due to any act or omission of any of the Landlord Indemnitees or resulting from any default under this Lease by Landlord, its agents, contractors, employees and/or invitees, unless such liabilities, claim(s) and/or injuries are the direct result of the acts or omissions of the Tenant Indemnitees. The provisions of this Section 9.04 shall survive the expiration or earlier termination of this Lease.

     Section 9.05. Waiver of Right of Recovery. Neither Landlord nor Tenant shall be liable to the other or to any insurance company (or to Landlord as a self-insurer) (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. The provisions of this
Section 9.05 shall not limit the indemnification for liability to third parties pursuant to Section 9.04.

                           ARTICLE 10 - EMINENT DOMAIN
                           ---------------------------

     Section 10.01. Total Taking. In the event the entire Leased Premises shall be taken or appropriated for public or quasi-public use, or shall be transferred in lieu of said taking or appropriation, the liabilities of the parties under this Lease shall terminate as of the date of vesting of title, except for those that expressly survive termination of this Lease.

     Section 10.02. Partial Taking. In the event of an appropriation or taking for public or quasi public purpose or transfer in lieu thereof of one or more of the following with the result that the Leased Premises are rendered substantially unusable by Tenant for the Permitted Use, Tenant may, upon written notice given by Tenant to Landlord within thirty (30) days of the date of appropriation or taking or the date on which a sale in lieu thereof is closed, terminate this Agreement upon a date chosen by Tenant in its sole discretion:
(a) any substantial portion of the parking spaces on the Appurtenant Areas which reduces the available parking spaces below that required by applicable law, (b) direct access to and from the Leased Premises to and from any adjacent street or highway, (c) any common driveway or private driveway over which access between the Leased Premises and public rights of way is obtained, or (d) any portion of the Leased Premises or of the Appurtenant Areas.

     Section 10.03. Continued Effect. In the event Tenant does not terminate this Lease pursuant to Section 10.02, and such appropriation, taking or transfer reduces Tenant's useable area of the Leased Premises, this Lease shall continue in effect with respect to the portion of the Leased Premises not so taken, except that the Annual Base Rent payable shall be reduced by a fraction, the numerator of which shall be the number of rentable square feet of the Leased Premises rendered unusable, and the denominator of which shall be the rentable square footage of the Leased Premises prior to the taking or condemnation. Landlord, with all due diligence and at its own cost and expense to the extent of the condemnation proceeds received by Landlord, shall repair and restore the Leased Premises or what may remain of it, to a complete architectural unit substantially in the condition existing on the Commencement Date, and until the completion of such work, the obligation of Tenant to pay Annual Base Rent and Additional Rent for the non-useable area of the Leased Premises shall abate.

     Section 10.04. Awards. In the case of a taking or appropriation pursuant to Sections 10.01, 10.02, or 10.03 or a transfer in lieu of any such taking or appropriation, all damages awarded shall belong to Landlord, provided however, Tenant, so long as same shall not reduce Landlord's claim/award, reserves the right to claim and prosecute a claim necessary to compensate Tenant for any loss or damage to its personal property, any business damages (e.g., for interruption or loss of business) or special damages resulting from such taking or condemnation for public or quasi public purposes in any case resulting from such a taking or condemnation; and any moving expenses. Tenant reserves unto itself the right to claim and prosecute its claim for such compensation in all appropriate courts and agencies for such compensation. In the event of a temporary taking of any of the Appurtenant Areas for a period not extending beyond the Lease Term, all damages shall be paid to Tenant.

                      ARTICLE 11 - ASSIGNMENT AND SUBLEASE
                      ------------------------------------

     Section 11.01. Landlord's Consent Required. Tenant shall not directly or indirectly transfer any part of the Leased Premises to any other entity, whether by sale, assignment, mortgage, sublease, license, transfer, operation of law or act of Tenant, or by Tenant's merger, consolidation, acquisition, liquidation or otherwise (each a "Transfer") without Landlord's prior written consent, except as provided in Section 11.02 below. Consent to one Transfer does not imply consent to any other Transfer or waive the consent requirement. Any entity to which a Transfer is made is a "Transferee." Tenant shall not be bound by any material modifications to this Lease effected between Landlord and a Transferee under a Transfer requiring Landlord's consent unless Tenant has given its prior written consent to such modifications, which consent shall not be unreasonably withheld, conditioned or delayed, but Tenant shall not be released from its obligations or liabilities under this Lease without regard to such modifications.

     Section 11.02. Landlord's Consent. Tenant's request for Landlord's consent to any Transfer shall describe the details of the proposed Transfer, including the name, business and financial condition of the prospective Transferee, and the financial terms of the proposed Transfer (e.g., term, rent and security deposit). Landlord shall not unreasonably withhold, delay or condition its consent to a Transfer which requires Landlord's prior approval, but Landlord may, in addition to other factors, consider: (i) whether the business of the proposed Transferee and the proposed use of the Leased Premises is consistent with the Permitted Use; and (ii) whether the net worth and financial condition of the proposed assignee in the event of a proposed assignment is sufficient in Landlord's reasonable opinion for such assignee to be able to satisfy its obligations under this Lease. In the case of a proposed assignment (regardless of whether Landlord's consent is required), the assignee shall agree in writing to comply with all of Tenant's obligations under this Lease. Provided Tenant has supplied Landlord with all relevant information required by Landlord to evaluate the Transferee, Landlord's consent shall be given or withheld (and if withheld with reasons therefor) within fifteen (15) business days after a request from Tenant for approval of a Transfer requiring such approval.

     Landlord's consent is not required for (a) Transfers to any Affiliate; (b) any assignment of this Lease to any successor to substantially all of Tenant's business and assets, including any transfer of Tenant's interest in this Lease by merger, consolidation, operation of law, acquisition of a controlling interest in Tenant or of a substantial part of its assets, liquidation or otherwise; (c) any sublease of all or any portion of the Surplus Space, provided that (1) Tenant gives Landlord prior written notice of the Transfer, together with a copy of the proposed form of Transfer document and evidence that the Transfer is one that qualifies under clause (a), (b) or (c) above and with respect to a clause (a) or (b) Transfer satisfies clause (i) above or, with respect to a clause (b) Transfer under which Tenant ceases to exist as a legal entity (as in a merger) or sells substantially all of its assets to the Transferee, satisfies clause (ii) above; (2) with respect to a clause (c) Transfer, (u) the rental rate for such portion of the Surplus Space to be subleased is not publicly advertised (such as by flyers, letters and written or electronic marketing materials) to be less than the current rental rate for similar premises in buildings owned by Landlord in the St. Louis metropolitan area (and Landlord shall provide such rates to Tenant on request); (v) the business reputation of the proposed sub-tenant is unacceptable to Landlord in Landlord's reasonable opinion, (w) the Tenant has continuously occupied a majority of the Leased Premises except for the Surplus Space being subleased, throughout the Lease Term; (x) Tenant is not then in Default under this Lease,
(y) Tenant agrees that to the extent the rent received under any sublease of the Surplus Space exceeds the rental rate provided under this Lease, (such rental rates being deemed grossed up or appropriately adjusted for the purpose of arriving at a comparison of rents on a gross to gross or net to net basis (or other consistent basis)) that fifty percent (50%) of the excess, less the cost of tenant improvements performed and paid for by Tenant, commissions, advertising and marketing expenses paid by Tenant and Tenant's carrying cost for the Surplus Space being subleased, shall be paid to Landlord, if, as and when received by Tenant, and (z) the subtenant is not also a tenant of Landlord; and
(3) the Transfer or assignment otherwise complies with this Lease. "Affiliate" means any entity that directly or indirectly controls, is controlled by or is under common control with Tenant, and "control" means owning more than fifty percent (50%) of the shares or other beneficial ownership interests of an entity, together with the power to control and manage the entity's affairs, directly or by electing or appointing directors, officers or managers. Without limiting Landlord's right to otherwise reasonably condition its approval of any Transfer, it shall not be unreasonable for Landlord, in the case of a sublease, to condition its approval upon the agreement of Tenant and its subtenant that in the event of a Default by Tenant in the payment of rent under this Lease, the subtenant may be required to pay rent under the sublease directly to Landlord. Notwithstanding the foregoing, the provisions of this Article 11 shall not apply to the transfer or issuance of Tenant's stock, in the ordinary course of business, that is publicly traded on a national securities exchange.

     Section 11.03. No Release of Tenant. No Transfer shall release Tenant or change Tenant's primary liability to pay Rent and to perform all of Tenant's obligations under this Lease. If any Transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the Transferee. Landlord's acceptance of Rent from any other person shall not waive any provision of this Article 11.

                       ARTICLE 12 - TRANSFERS BY LANDLORD
                       ----------------------------------

     Section 12.01. Sale of the Leased Premises. Landlord shall have the right to sell the Leased Premises at any time during the Lease Term, subject only to the rights of Tenant hereunder; and provided the transferee expressly assumes this Lease and Landlord's rights and obligations hereunder, such sale shall operate to release Landlord from liability hereunder accruing after the date of such conveyance but no such transfer shall be deemed to release Landlord from obligation which accrued prior to the date of this Lease.

     Section 12.02. Subordination. Notwithstanding anything to the contrary in this Lease, this Lease and Tenant's interest therein shall not be subordinate or deemed to be subordinate to any ground lease, or any deed of trust, mortgage or other security instrument (or to the lien created by any such deed of trust or security instrument) which first encumbers the Leased Premises or any portion thereof after the date on which Landlord and Tenant execute this Lease (and Landlord represents that it has not so encumbered the Leased Premises prior to the execution of this Lease) unless and until Landlord delivers to Tenant a so called "subordination, non-disturbance and attornment agreement" ("SNDA") duly executed by the ground lessor under any such ground lease, the secured party under any such security instrument and/or the beneficiary under any such deed of trust in recordable form and otherwise in a form reasonably acceptable to Tenant. Subject to the foregoing, upon full execution and delivery of any such "subordination, non-disturbance and attornment agreement" by all parties thereto, such subordination by Tenant shall constitute only the subordination of the Lease to the lien of any such deed of trust or security interest and/or to the interest of any such ground lessor.

                         ARTICLE 13 - DEFAULT AND REMEDY
                         -------------------------------

     Section 13.01. Default. The occurrence of any of the following shall be a "Default":

     (a) Tenant fails to pay any Monthly Rental Installment or other sum due to Landlord within five (5) days after notice from Landlord of such failure, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after notice from Landlord of such failure, provided that Landlord shall not be obligated to provide more than one (1) notice of any particular payment Default or more than two (2) notices of payment Defaults in the aggregate during any consecutive twelve (12)-month period of the Lease Term, and if Landlord is not so obligated to provide notice for any payment Default, Tenant shall be deemed to be Default with respect to any such payment that is not made on the date the same is due hereunder;

     (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently completes the required action within a reasonable time or;

     (c) Tenant shall effect a Transfer in contravention of the provisions of
Article 11 of this Lease.

     Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to
Tenant:

     (a) Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action. Without limiting the generality of the foregoing and without waiving its right to pursue any other remedies allowed by law, in equity or in this Section 13.01, if the Default involves Tenant's failure to perform its obligations under either Section 6.01 or Section 7.01 hereof to the standards provided therein (including, without limitation, Tenant's failure to replace items), Landlord may, in addition to correcting such failure as provided in this subsection (a), provide written notice to Tenant of Landlord's determination to assume any or all of such obligations, and, if, within ten (10) days of such notice, Tenant shall fail to demonstrate to Landlord's reasonable satisfaction that Tenant will be able to perform those obligations for the balance of the Lease Term in a manner consistent with the standards set forth in such Sections including, but not limited to, if requested by Landlord (and notwithstanding any prior approval by Landlord of any service contractor or vendor) terminating service contracts without liability to Landlord (and Tenant shall defend, indemnify and hold Landlord harmless from such liability) and entering into new service contracts with contractors and vendors reasonably acceptable to Landlord, Landlord may, but shall not be obligated to, assume any or all of such obligations, the costs of which shall be included in Operating Expenses;

     (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, less the present value of the fair rental value of the Leased Premises for the balance of the Lease Term, together with all loss or damage which Landlord may sustain by reason of Tenant's default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this clause (b) shall survive the termination of this Lease;

     (c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages; or

     (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

     (e) If required by applicable law, but subject to the limitations set forth below, if Tenant defaults and/or if Landlord terminates this Lease or Tenant's right to possession, Landlord shall have an obligation to mitigate Landlord's damages. Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other Buildings. Landlord will not be deemed to have failed to mitigate if Landlord leases any other Buildings owned by it before reletting all or any portion of the Leased Premises. Landlord shall not be deemed to have failed to mitigate if it incurs reasonable reletting costs. In recognition that the value of the Building depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Building or at buildings in the vicinity of the Building at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages. Notwithstanding anything herein to the contrary, in any action between the parties, Tenant shall bear the burden of proving Landlord's failure to mitigate damages.

     Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. In addition to the foregoing, if Landlord shall default in the payment, performance or observance of any agreement or condition contained in this Lease to be paid, performed or observed by Landlord and if Landlord shall not cure such default within thirty (30) days after notice from Tenant specifying such default (or, if such default cannot by its nature be cured within such thirty (30) day period, shall not within such period commence to cure such default and thereafter proceed to cure such default to completion with due diligence), Tenant may, at its option, without waiving any claim for damages for breach of agreement, at any time thereafter (but with additional prior notice to Landlord) cure such default for the account of Landlord, and any amount paid by Tenant in so doing shall be deemed paid for the account of Landlord, and Landlord agrees to reimburse Tenant therefor. Tenant may cure any such default as aforesaid prior to the expiration of said thirty (30) day period, but after reasonable notice to Landlord, if the curing of such default prior to the expiration of said thirty (30) day period is reasonably necessary to protect the Leased Premises or Tenant's interest therein or to prevent injury or damage to persons or property or to Tenant's business. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach and/or exercise of such self-help rights, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder, except as ordered by a court of competent jurisdiction.

     Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building (which includes Annual Base Rent and insurance proceeds arising from or relating to this Lease or the Leased Premises) for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

     Section 13.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

     Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees and expenses incurred in connection therewith.

     Section 13.07. Subordination of Landlord Liens. Landlord hereby agrees to subordinate any statutory or common law "landlord's lien" as to all equipment, inventory and furniture, trade fixtures and other personal property of or utilized by Tenant and located from time to time in the Leased Premises or in an Appurtenant Facility to any unaffiliated third-party lender or creditor and agrees to deliver a confirmation of such subordination from time to time as requested by Tenant in a form reasonably acceptable to Tenant and Landlord. Notwithstanding any other provision of this Lease to the contrary, Tenant's interest in any equipment and inventory, inventory, trade fixtures and other personal property of or utilized by Tenant and located at the Leased Premises and any interest of Tenant's lenders, leasing companies or similar entities shall at no time be subordinate to any interest of any of Landlord's lenders, mortgagee's banks or leasing companies.

                 ARTICLE 14 - TENANT'S RESPONSIBILITY REGARDING
                 ----------------------------------------------

                  ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.
                   -------------------------------------------

     Section 14.01. Definitions.

     (a) "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

     (b) "Hazardous Substances" - Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws.

     Section 14.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

     Section 14.03. Restrictions. Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry. During the development of the Phase II Property, neither Landlord nor its affiliates shall cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Phase II Property, or the transportation to or from the Phase II Property of any Hazardous Substances, except as necessary and appropriate for the development of the Phase II Property, in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

     Section 14.04. Notices, Affidavits, Etc. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

     Section 14.05. Landlord's Rights. Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

     Section 14.06. Indemnification. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 14. The covenants and obligations under this Article 14 shall survive the expiration or earlier termination of this Lease.

     Section 14.07. Tenant Release. Notwithstanding anything contained in this
Article 14 to the contrary, Tenant shall not have any liability to Landlord under this Article 14 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease except to the extent Tenant exacerbates the same.

     Section 14.08. Landlord's Indemnification. Notwithstanding anything above to the contrary, Landlord shall indemnify Tenant from any and all damages, claims or liability Tenant incurs by reason of the existence of Hazardous Substances on the Leased Premises or the Land prior to the Commencement Date or Landlord's violation of any Environmental Laws or the generation, use, or release of any Hazardous Substances by Landlord in connection with the Leased Premises, the Building or the property appurtenant to the Building, except to the extent Tenant exacerbates the same. The covenants and obligations of Landlord under this Article 14 shall survive the expiration or earlier termination of this Lease.

                           ARTICLE 15 - MISCELLANEOUS
                           --------------------------

     Section 15.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

     Section 15.02. Governing Law. This Lease shall be governed in accordance with the laws of the state where the Building is located.

     Section 15.03. Quiet Enjoyment. Landlord covenants that, upon the continuing full and timely compliance by Tenant with all of the terms, covenants, and provisions of this Lease to be performed by Tenant, Tenant shall peacefully and quietly hold and enjoy the Leased Premises throughout the Lease Term, without hindrance, ejection or molestation, by, from, or though Landlord or anyone claiming by, from, or through Landlord subject to the terms of this Lease.

     Section 15.04. Force Majeure. Landlord and Tenant (except with respect to the payment of rent or any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

     Section 15.05. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

     Section 15.06. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Landlord is responsible for paying all commissions payable to such Brokers resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

     Section 15.07. Notices. Any notice required to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courtier, the notice shall be deemed to have been given one day after sending. If mailed, the notice shall be deemed to have been given on the date which is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party.

     Section 15.08. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

     Section 15.09. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within sixty (60) days after Landlord's request, which request shall be given, if at all, no earlier and no later than within ninety (90) days following certified and audited and the end of Tenant's fiscal year, a copy of Tenant's most recent financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be signed by Tenant, who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied. As long as Tenant is a publicly traded corporation and Tenant's financial statements are available to the public on the world wide web as a result of required filings with the Securities and Exchange Commission, such availability shall satisfy Tenant's obligations to provide such financial statements under this Section 15.09.

     Section 15.10. Representations and Warranties. The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

     Section 15.11. Memorandum of Lease. Landlord and Tenant shall, concurrently with the execution of this Lease, execute a memorandum of this Lease in form acceptable to Tenant for recording upon or after the Commencement Date in the chain of title of the Land, setting forth the parties hereto, the date hereof, the term hereof, any option to extend hereunder, and any options or rights of purchase or first refusal, and said memorandum shall be promptly recorded by Tenant; provided, however, Tenant shall pay all cost incurred in the preparation and recording of the memorandum and Tenant shall be obligated to release the memorandum, at its cost, upon expiration or earlier termination of this Lease. In the event Tenant fails to release the memorandum as provided above, Landlord shall have the right to execute and record a release on Tenant's behalf. The foregoing provision shall survive the expiration or earlier termination of the Lease

     Section 15.12. Counterparts. This Lease may be executed in one or more counterparts, with signatures to one being deemed signatures to each such counterpart, each of which shall be deemed one and the same instrument. The parties agree that signature pages sent by facsimile shall be deemed originals.

     Section 15.13. Option to Extend.

     A. Grant and Exercise of Option. Provided that (i) Tenant has not been in Default in the payment of Rent or any other sum due Landlord hereunder more than two (2) times during the immediately preceding two (2) years, (ii) the creditworthiness of Tenant is then equal to or in excess of Tenant's creditworthiness as of the date of this Lease and the letter of credit is still in effect, (iii) Tenant originally named herein remains in possession of and has been continuously operating in a majority of the Leased Premises, excluding any Surplus Space that has not been subleased pursuant to Article 11, throughout the Original Term and (iv) the current use of the Leased Premises is the Permitted Use, Tenant shall have one (1) option to extend the original fifteen year term for one (1) additional period of five (5) years (the "Extension Term"). Any Extension Term resulting from the due exercise by Tenant of any Extension Option shall be deemed part of the Lease Term upon the same terms and conditions contained in the Lease for the Original Term except (i) Tenant shall not have any further option to extend and (ii) the Annual Base Rent shall be adjusted as set forth herein ("Rent Adjustment"). Tenant shall exercise such option by delivering to Landlord, no later than twelve (12) months prior to the expiration of the Original Term, written notice ("Tenant's Notice") of Tenant's desire to extend the Original Term. Tenant's failure to properly exercise such option shall waive it. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than thirty (30) days after its receipt of Tenant's Notice. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term, within thirty (30) days after Tenant's acceptance of the Rent Adjustment.

     B. In the event that Tenant exercises its option to extend the Lease Term for the Extension Term as provided herein, then the Annual Base Rent for the Extended Term shall be the then-prevailing market rent for similar space in similar buildings in the St. Louis area (the "Market Rent"). "Then-prevailing market rent" as used in this paragraph shall mean the Market Rent prevailing as of the date Landlord receives Tenant's Notice.

     In the event that Tenant exercises its option to extend the Lease Term but disagrees with Landlord's determination of the Market Rent, Tenant shall so inform Landlord in writing within five (5) business days after its receipt of the Rent Adjustment. If Landlord and Tenant can not agree on the appropriate Market Rent within fifteen (15) business days after Tenant's objection is given to Landlord, then the matter shall be submitted to arbitration by appraisal in the manner hereinafter set forth, and the parties agree to be bound by the decision of the appraiser(s).

     After a demand for arbitration by one of the parties and within ten (10) business days after such demand, the parties shall meet and attempt to agree upon and designate a mutually acceptable appraiser. In the event that the parties are unable to agree upon a single mutually acceptable appraiser within said ten (10) day period, then within five (5) business days thereafter, each party shall appoint its own appraiser. The independent appraisers shall be directed to mail their independent appraisals to each of the parties simultaneously within twenty (20) business days thereafter. If the independent appraisals differ by no more than eight percent (8%), then the Market Rent shall be the average of the two appraisals. If the two appraisals differ by more than eight percent (8%), then the two appraisers shall, within ten (10) business days after being informed by either party that the two appraisals differ by more than eight percent (8%), choose a mutually agreed upon third appraiser who shall be a Member of the Appraisal

Institute ("MAI") and have at least ten (10) years' experience in the appraisal of commercial properties in the St. Louis area. The third appraiser shall do an independent appraisal without knowledge as to the amounts determined by the prior appraisals, and shall mail his or her independent appraisal to each of the parties and to each of the first two appraisers simultaneously within twenty
(20) business days after having been appointed. The Market Rent shall be the average of the two of the three appraisals that are closest in amount.

     In the event that the Extension Term commences prior to the termination of the arbitration by appraisal, then in the interim the Base Rent shall be the Market Rent set forth in Landlord's Notice. After the proper Market Rent has been determined, the Base Rent shall be the Market Rent as determined by the arbitration by appraisal, and Tenant shall promptly pay to Landlord the amount of any previous underpayment or Landlord shall promptly reimburse Tenant the amount of any overpayment, whichever is appropriate.

     Section 15.14. Right Of First Offer.

     (a) Prior to making an offer to sell, listing for sale or placing in any manner the Leased Premises, or any portion thereof, on the market for sale, the Landlord shall first notify Tenant in writing that the Landlord desires to sell the Leased Premises, or any portion thereof on the basic business terms set forth in such notice (which shall include a description of the status of title of the Property which the Landlord is willing to convey) subject to resolution of legal issues ("Sale Notice"). Tenant shall have thirty (30) days after such Sale Notice either to notify the Landlord that Tenant desires to acquire the Leased Premises, or portion thereof, on such basic terms subject to the resolution of legal issues ("Acquisition Notice") or to deliver a notice that it elects not to acquire the Leased Premises, or portion thereof ("Refusal Notice"). In the event Tenant delivers a Refusal Notice or fails to provide the Acquisition Notice or a Refusal Notice to the Landlord within such thirty (30) day period, the Landlord may offer the Leased Premises, or portion thereof, for sale. In the event Tenant provides the Acquisition Notice to the Landlord within said thirty (30) day period, the parties shall act in good faith to finalize, execute and deliver a contract for the purchase and sale of the Leased Premises, or portion thereof, within thirty (30) days after the Acquisition Notice. In the event the parties have, after acting in good faith, not finalized, executed and delivered such a contract within said thirty (30) day period, the Landlord may offer the Leased Premises, or portion thereof, for sale.

     (b) Time is of the essence respecting this Section 15.14.

     (c) This Section 15.14 shall not apply to the sale or other transfer of the Leased Premises, or any portion thereof, to any affiliated or related entity of Landlord.

     Section 15.15. Signage; Street Name. Provided that (i) the Lease is in effect and (ii) Tenant complies with all zoning and other municipal and county regulations and with the Declaration and the Indenture, Tenant may, at its own cost and expense, erect signage ("Signage") identifying its business upon the exterior of the Building. The location, style, and size of the Signage shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed. Tenant agrees to maintain such Signage in first-class condition and in compliance with all zoning and building codes throughout the Lease Term and with the Declaration and the Additional Declaration. Upon expiration or earlier termination of the Lease Term or Tenant's vacating the Leased Premises prior to the expiration or earlier termination of the Lease Term, Tenant shall remove the Signage and repair all damage to the Building caused thereby. Landlord does not warrant the availability of such Signage to Tenant but agrees to cooperate and to the extent necessary participate with Tenant in obtaining all governmental consents to such signage so long as Tenant reimburses Landlord for all reasonable out of pocket expenses incurred by Landlord in connection with such cooperation. Any language in the Lease notwithstanding, Tenant shall indemnify and hold harmless Landlord from any and all liability for loss of or damage or injury to any person (including death resulting therefrom) or property connected with or arising from the Signage or the rights granted herein. Tenant may, at its option, cause the street address for the Leased Premises, to be renamed at its sole cost and expense. Landlord does not warrant the changing of the address but agrees to cooperate and to the extent necessary participate with Tenant in changing the address so long as Tenant reimburses Landlord for all reasonable out of pocket expenses incurred by Landlord in connection with such cooperation.

     Section 15.16. Contingencies. Provided this Lease is not terminated as provided herein, Tenant's obligation to accept the Leased Premises and commence paying Rent and Landlord's obligation to deliver possession of the Leased Premises are contingent upon the following:

     (a) Landlord closing on the transaction contemplated in the Sale Agreement. In the event this contingency is not satisfied by June 15, 2002, upon written notice from either Landlord or Tenant to the other party, this Lease shall terminate and, except for obligations that expressly survive the termination of this Lease, neither party shall have any further rights or obligations hereunder. In the event closing does not occur because of the default of Seller under the Sale Agreement, at the request of Tenant, Landlord shall pursue the remedy of specific performance to the extent provided under the Sale Agreement.

     (b) Intentionally omitted.

     Section 15.17. Telecommunications. Landlord may grant to Seller that certain Telecommunications Easement Agreement, the substantially final form of which is attached hereto as EXHIBIT L (the "Easement"), and Tenant's rights granted under this Section 15.17 shall be subject and subordinate to the rights granted under the Easement, provided, however, that, to the extent that Landlord has any consent or approval rights under said Easement, Landlord shall first endeavor to obtain the consent or approval of Tenant before determining whether to grant such consent or approval, provided that if Tenant withholds its consent or approval, Landlord shall not be in default under this Lease for granting such consent or approval, if Landlord does so in conformity with the requirements of the Easement Agreement. Subject to the Easement and the terms and provisions of this Lease, Tenant shall have the exclusive right to grant the right to utilize the rooftop by telecommunications provider(s) that provide services to Tenant or are necessary for Tenant's customary business operations (the "Providers") All equipment installed on the roof under this Section 15.17 shall not materially detract from the aesthetic appearance of the Building. If Tenant selects Provider(s) that do not already have authority and access granted by Landlord, Landlord will act in a commercially reasonable manner to enter into an access agreement for access to the Building risers, conduit, rooftop and equipment rooms on terms reasonably acceptable to Tenant, so that Tenant's telecommunications provider(s) may provide Tenant's requested telecommunications services to the Leased Premises. Such access agreement shall be offered to such telecommunications provider(s) free of charge, on a non-discriminatory basis and in compliance with all applicable laws. The following provisions shall apply to the use of the rooftop by Tenant and its Providers, and all Providers shall agree in writing with Landlord to be bound thereby:

     A. "Roof Area" shall mean the surface of the roof of the Building.

     B. "Equipment" shall mean antennae, dishes and related wiring, cabling, conduit and appurtenant structures required to provide telecommunications services by the parties or their respective Providers.

     C. License of Roof Area. Provided Tenant is not in Default under the Lease, and provided further that Tenant complies with all zoning and other municipal and county rules and regulations, Tenant shall have the right, at its own cost and expense and subject to the terms hereof, to install, operate and maintain the Equipment on the Roof Area, so long as the Equipment. The Rooftop License Fee is granted free of charge to Tenant. Tenant shall be solely responsible for obtaining any necessary permits and licenses required to install and operate the Equipment. Copies of such permits and licenses shall be provided to Landlord.

     D. Installation of the Equipment.

        (i) Tenant understands and agrees that the structural integrity and the load bearing capability of the roof of the Building, the moisture resistance of the Building membrane, and the ability of Landlord to use all parts of the roof of the Building are of critical importance to Landlord. Tenant, therefore, agrees that Tenant shall not penetrate the roof membrane and that it will submit specifications and plans for installation of the Equipment to Landlord for approval prior to installation. Tenant shall not begin installation until Landlord has approved Tenant's plans and specifications in writing, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord's approval of any installation is not a representation that such installation of the Equipment is in compliance with all applicable laws, ordinances, rules and regulations or that it will not cause interference with other communications operations on the Property. Tenant will notify Landlord at least two (2) days prior to commencing Tenant's installation.

        (ii) Tenant shall use the roofing company specified by the Landlord to perform any work affecting the roof, provided the costs charged by such roofer are competitive with charges for similar services within the same geographic region. Tenant shall match as nearly as possible the color of the Equipment to the existing facade of the Building. All cable runs, conduit and sleeving shall be installed in a good workmanlike manner. Cables and transmission lines shall be routed and attached in accordance with current, state of the art industry practices. The Equipment shall be identified with permanently marked, weather proof tags at the following locations: (i) each antenna bracket; (ii) at the transmission line building entry point; (iii) at the interior wall feed through or any other transmission line exit point; and (iv) at any transmitter combiner, duplexer, or multifed receive port. In addition, all Tenant telephone blocks, demarcs, and cables shall be clearly identified with the Tenant's name, type of line, and circuit number.

     E. Roof Work. If, during the term of this Agreement, as same may be extended, Landlord needs to perform maintenance work to Landlord's equipment on the roof of the Building or repair or replace the roof of the Building ("Roof Work"), Tenant agrees to cooperate and work with Landlord (at Tenant's sole cost and expense) to achieve said Roof Work. Landlord agrees to provide at least thirty (30) days notice to Tenant of its intention to perform said work; except in the case of emergency Roof Work in which case Landlord shall give as much notice as possible under the circumstances. Such plan may require the relocation of any portion of the Equipment at Tenant's cost and expense or Tenant's installation of temporary equipment. Moreover, if a temporary relocation of the Equipment is required to accommodate the Roof Work, Landlord agrees to exercise commercially reasonable efforts to identify a technically feasible alternative location for the relocation portion of the Equipment which will not impede the Roof Work. Notwithstanding the foregoing, Landlord does not warrant and represent that in all circumstances that an alternative location will be available and, consequently, Landlord's obligation to provide such alternative location is subject to the availability of such space and under no circumstances shall Landlord be liable to Tenant for any consequential damages as a result of such relocation including, but not limited to, loss of business income or opportunity. Notwithstanding the foregoing, Tenant shall move the Equipment back to its original location after the Roof Work is completed unless the parties agree to utilize the relocated area permanently.

     F. Interference. Tenant shall not use the Roof Area or the Equipment in any way that interferes with the use and enjoyment of the Building by the grantee under the Easement. The operation of the Equipment shall not interfere with the maintenance or operation of the Building, including but not limited to the roof, MATV, CATV or other video systems, HVAC systems, electronically controlled elevator systems, computers, telephone systems, or any other system serving the Building and/or its occupants. The operation of the Equipment shall not interfere with radio or telecommunication equipment installed by the grantee under the Easement. Tenant shall indemnify Landlord and hold Landlord harmless from all expenses, costs, damages, loss, claims or other expenses and liabilities arising from any such interference. Tenant agrees to cease all operations (except for testing as approved by Landlord) within twenty-four (24) hours of receipt of notice from License of such interference and to continue to cease all operations until the interference has been corrected to the sole satisfaction of the Landlord. If such interference has not been corrected within thirty (30) days, Landlord may require Tenant to remove the specific items from the Equipment causing such interference. All operations by Tenant shall be lawful and in compliance with all FCC rules and regulations. Tenant shall be responsible for all costs associated with any tests deemed necessary to resolve any and all interference which Landlord determines or reasonably believes is being caused by the Equipment or Tenant's use thereof.

     G. Noise. Tenant shall not allow any excessive or objectionable levels of noise to be generated by the Equipment during normal operations.

     H. Emergencies. Notwithstanding the foregoing, if an emergency situation exists which Landlord reasonably determines, in its sole discretion, to be attributable to the Equipment, Landlord shall immediately notify Tenant verbally, who shall act diligently and expediently to remedy the emergency situation. Should Tenant fail to so remedy the emergency situation or should Landlord reasonably determine that the response time by Tenant is not adequate given the nature of the emergency, Landlord may then shut down the Equipment and Tenant shall have no recourse against Landlord as a result of such action.

     I. Removal of the Equipment upon Termination. Following any termination or expiration of this Lease, Tenant shall remove all of the Equipment from the Building. In performing such removal, Tenant shall restore the Roof Area and any personal property and fixtures thereon to as good a condition as they were prior to the installation or placement of the Equipment, reasonable wear and tear excepted. If Tenant fails to remove the Equipment within thirty (30) days after expiration or earlier termination of this Agreement, Landlord may remove and dispose of the Equipment and Tenant shall reimburse Landlord for the costs of such removal and restoration of the Roof Area. Moreover, Landlord may deem the Equipment abandoned in which event the Equipment shall become Landlord's property. This subsection (I) shall survive the expiration or earlier termination of this Lease.

     J. Utilities. Tenant shall be responsible for obtaining and paying for all utilities to operate the Equipment.

     K. Marking and Lighting Requirements. Tenant shall construct and install the Equipment at the Building in compliance with all marking and lighting requirements of the Federal Aviation Administration ("FAA") and the FCC.

     L. Electromagnetic Emissions. Tenant shall at all times comply with any Federal, state or local law, rule or regulation pertaining to non-ionizing radiation or electromagnetic emissions, that is either currently enacted or that may become enacted or promulgated during the term hereof. Tenant shall be responsible for such compliance either with respect to the Equipment individually or the integration of the Equipment with any other communication facilities or other electromagnetic emitting facilities at the Building. Tenant shall provide at its sole cost and expense any documentation required to evidence such compliance as well as performing all tests to obtain such required documentation. Tenant shall, at its sole cost and expense, and subject to Landlord's approval as provided in this Lease perform such alterations or adjustments to the Equipment that may be required during the term hereof due to a change in law or the implementation of a new law.

     M. Tenant's Right to Discontinue Use. Tenant reserves the right to discontinue its use of the Equipment at any time prior to the termination of the Lease or any renewal or extension thereof for any reason whatsoever, provided that Tenant gives thirty (30) days prior written notice thereof to Landlord.

     N. Indemnification. Any language in the Lease notwithstanding, Landlord shall not be liable and Tenant shall indemnify, defend and hold Landlord harmless from and against any and all liability, damages (including but not limited to personal injury, death, or property damages), costs, expenses, and attorneys' fees incurred by Landlord arising from any Equipment related cause whatsoever, including those arising from the installation, use, maintenance and removal thereof.

     Section 15.18. Personal Property Taxes. Tenant shall pay, prior to delinquency to the applicable taxing authority, all Personal Property Taxes on all personal property of Tenant contained in the Leased Premises including any Taxes on replacements to FF&E.

     Section 15.19. Tenant's Right to Contest Real Estate Taxes. To the extent permitted by law, Tenant shall have the right (but not the obligation) to contest or object to the legal validity or amount of Taxes for which Tenant is responsible under this Lease and may institute such proceeding as Tenant considers necessary with respect thereto, provided that Tenant gives Landlord written notice of such contest or objection at least fifteen (15) calendar days before the taxing authority's delinquency date, and further provided that Tenant shall continue to pay such Taxes during the pendency of such contest. Landlord shall not be required to join in any proceeding or contest brought by Tenant unless the provisions of any applicable law require that the proceeding or contest brought by or in the name of Landlord, in which case Landlord shall join in the proceeding or contest or permit it to be brought in Landlord's name and use all reasonable efforts to cooperate with Tenant in said proceeding or contest, so long as Landlord is not required to bear any cost of such proceeding or contest or any cost incurred in connection therewith. Landlord shall promptly pay to Tenant the Tenant's Proportionate Share of any tax rebate, adjustment, or refund collected by Landlord in respect of the Leased Premises, whether or not resulting from such appeal, audit or protest, except to the extent solely attributable to a period of Landlord's ownership that is not within the Lease Term. During the pendency of the proceeding or after the final determination thereof, Tenant will reimburse Landlord for any out-of-pocket costs incurred by Landlord in connection with any such proceeding and for interest and/or penalties imposed or assessed in connection with such proceeding or contest within thirty (30) days after Landlord's billing to Tenant therefor, accompanied by reasonable proof of the expenditure; in the alternative, Landlord may direct Tenant in writing to make payment directly to the entity issuing the bill or notice of assessment and Tenant will make such payment on or before the date specified in the bill or notice as the last date prior to delinquency on which such payment may be made. In the event any proceeding or contest brought by Tenant to which Landlord objects prior to the date that such proceeding or contest may be dismissed or withdrawn results in a determination increasing the assessment or amount of any Tax, Tenant shall, at its sole cost and expense, prosecute any appeal of such determination, and if a final non-appealable judgment or order is issued resulting in an increase in the assessment or of the amount of any Tax, Tenant shall be liable to Landlord for the Taxes attributable to such increase for a period of two (2) years following the expiration of the Lease Term or the earlier termination of this Lease, which obligation shall survive such expiration or earlier termination. In the event any proceeding or contest brought by Landlord to which

Tenant objects prior to the date that such proceeding or contest may be dismissed or withdrawn results in a determination increasing the assessment or amount of any Taxes, the amount of any increase in Taxes resulting from such determination shall not be included as Taxes under this Lease.

     Section 15.20. Development of Parcel II Property. Landlord or any successor to or transferee of Landlord's interest in and/or title to the Phase II Property or other person or entity subsequently acquiring title to the Phase II Property prior to its development as an office building (the "Phase II Owner"), shall have the right at any time to develop the Parcel II Property with a building and related improvements, which related improvements may be located within the Appurtenant Areas (collectively, the "Phase II Development") and shall have the right to use the Land (but no portion of the Building) for access to and temporary encroachments by contractors and subcontractors (and the equipment and employees thereof) and temporary storage of construction materials and equipment during construction or maintenance or repairs to the extent reasonably necessary to construct and develop the Phase II Development in accordance with the development plan therefor, provided, however, (i) the Phase II Owner shall exercise its rights under this Section 15.20 in such a manner as to minimize disruption of the Tenant's quiet enjoyment and use of the Leased Premises and of the Parking Area and access requirements (ii) the Phase II Owner shall not use the Parking Area to the extent that Tenant's then current actual parking requirements would be diminished; (ii) any access and encroachment activities permitted by this Section 15.20 shall be completed as soon as reasonably possible once commenced; (iii) the Phase II Owner, exercising its rights under this Section 15.20 agrees to hereby indemnify any other owner of any portion of the Land and the Tenant from any loss, costs, damage or expense incurred as a result of the exercise by the Phase II Owner of its rights under this Section 15.20; (iv) the Phase II Owner shall repair, at its sole cost and expense, any damage done to any Appurtenant Areas (including, without limitation, the Parking
Area) resulting from such development activities. Tenant shall not be liable to pay the costs of any development expenses associated with the Phase II Development (including the development of any Parking Facility). Without limiting the scope of the Phase II Development, the Phase II Owner shall have the right to construct one or more parking facilities, including, without limitation, garages and surface parking lots, on the Land for the benefit of the Parcel II Property and/or the Building (each a "Parking Facility"), provided that to the extent any Parking Facility reduces the number of parking spaces currently available to Tenant within the Parking Area as of the Commencement Date, the number of spaces within the Parking Facility when added to the number of parking spaces remaining in the Parking Area outside the Parking Facility equals the number of parking spaces available in the Parking Area as of the Commencement Date plus the number of spaces required under applicable law for the Phase II Development, and Landlord shall provide parking to replace such parking spaces upon or within a Parking Facility to the extent of such reduction ("Replacement Spaces") and unless and until the Parking Facility is included as a part of the common area in a subdivision plat as provided below, the costs of the maintenance, repair and replacement of such Parking Facility shall be included in Operating Expenses only in the proportion that the number of Replacement Spaces within such Parking Facility bears to the total number of parking spaces within the Parking Facility. Except as provided in the immediately preceding sentence with respect to Replacement Spaces, Tenant shall have no liability for Real Estate Taxes or other Operating Expenses to the extent they are attributable to the Phase II Development unless and until (a) the Phase II Development is constructed to a stage that a building built for tenant occupancy, which building comprises a part of the Phase II Development, would qualify for the issuance of a certificate of occupancy from the applicable governmental authority without regard to any requirement for the completion of tenant space; (b) the Land is included within a recorded subdivision plat subdividing the Land substantially into the lots shown on EXHIBIT A (subject to the provisions set forth in Section 1.01 Q permitting revisions with respect to the Phase II Property), under which the Phase II Property and the portion of the Land on which the Building is located are created as separate lots and the Appurtenant Areas are designated as common areas; and (c) a declaration of covenants, conditions, easements and restrictions or trust indenture (the "Indenture") is recorded with respect to the subdivision plat,

Indenture shall have priority over any and all deeds of trust, security agreements or ground leases, if any, already of record against the Land, may not diminish or contravene Tenant's rights under this Lease, does not materially increase Tenant's obligations under this Lease, without regard to this Section 15.20, or reduce the value of the Phase II Property or the ability of any such subsequent purchaser or acquirer of the Phase II Property from effecting the Phase II Development and which provides for in a fair, reasonable, and commercially acceptable manner consistent with the foregoing standards, the following basic provisions (it being intended that the following list may be expanded as appropriate and necessary consistent with the foregoing standards):
(i) the maintenance, repair and replacement of the common areas and facilities therein, (ii) the payment of real estate taxes and utility charges on the common areas; (iii) the administration and governance of the subdivision; (iv) the levying of assessments with respect to the foregoing between or among the owners of the respective lots within the subdivision allocated on an equitable basis (e.g. on the basis of the relative square footages of the buildings) (v) the creation of easements reasonably necessary for the operation and maintenance of the subdivision and for the benefit of the owners of lots as necessary for the development and use of their lots which shall include an easement for the benefit of the Building permitting the owner of the Building and its tenants to have continuous access to and use of the Appurtenant Facilities; (vi) the ability, but not the obligation, of owners of lots in the subdivision to designate their tenant or tenants as entitled to enforce the obligations of the trustees under the Indenture to the same extent as the owners are entitled (the occurrence of the foregoing conditions shall constitute the "Phase II Development Completion"); (vii) the restoration of Appurtenant Areas in the event of a casualty or condemnation; (viii) the maintenance of property, liability and directors' and officers' liability insurance; and (ix) such other matters as may be required by law; and prior to recording the Indenture shall be subject to the review of Tenant to assure that it is consistent with the foregoing. Upon the occurrence of the Phase II Development Completion, the assessments under item (iv) relative to the Building shall be included in Operating Expenses. It shall be the obligation of (a) the trustees under the Indenture to assure that any Parking Facility that is a common area under the Indenture shall not be used in a manner that would deny to Tenant the right to use the number of spaces that exist on the Parking Area as it exists on the Commencement Date and (b) the Tenant to assure that Tenant shall not use or permit the use of such Parking Facility in a manner that would deny to the owner of the Phase II Property the number of spaces that exist in the Parking Facility less any Replacement Spaces. To the extent that the Appurtenant Areas are designated as common areas under the Indenture and the maintenance, repair and replacement thereof made the obligation of the trustees under the Indenture, then Landlord shall be relieved of its obligations under this Lease with respect to such Appurtenant Areas to the extent that the performance of the obligations of the trustees under the indenture with respect to the common areas.

     Section 15.21. Colocation. Subject to the provisions of this Lease, including, without limitation the rights of any telecommunications provider(s) granted access to the Building under Section 15.17 hereof, Tenant may enter into arrangements, without charge by Landlord, with third parties providing for (i) the installation in the Building of communications and/or computer equipment owned or leased by third parties (including communications and/or computer equipment leased by Tenant to such third parties) to enable Tenant to provide such third parties with broadband connectivity to the internet, IP VPN services, and/or all other internet, intranet and extranet facilities and equipment and/or services then currently being provided by Tenant; (ii) the use, maintenance, repair, and operation of such communications and/or computer equipment by such third parties and/or by Tenant; and (iii) a grant by Tenant to such third parties of the right to have actual and/or virtual access to the Building and to such communications and/or computer equipment (each such third party is a "Co-location Party"; the equipment of, owned, leased or otherwise belonging to the Co-location Party is the "Co-location Equipment" and the arrangements between Tenant and a Co-location Party consistent with (i)-(iii) above being the "Permitted Co-location Arrangements"). Notwithstanding the foregoing, Permitted Co-location Arrangements may be effected whether or not Tenant provides managed hosting services to the Co-location Party.

     Section 15.22. Option to Purchase Phase II Parcel. Contemporaneously with the execution and delivery of this Lease, Tenant has delivered to Landlord a promissory note payable to Landlord in the amount of Two Million Dollars ($2,000,000.00) (the "Option Note"), which Option Note is secured by a leasehold deed of trust, security agreement and fixture filing (the "Deed of Trust") (the Option Note and Deed of Trust collectively, the "Security Documents"). In exchange for Tenant's delivery of the Security Documents, Landlord hereby grants to Tenant an option to purchase Landlord's interest in the Phase II Property, exercisable at any time during the first twelve months (12) months of the Lease Term. Such option shall be subject to Landlord's right to sell or otherwise transfer Landlord's interest in the Phase II Property to a Duke Entity, but subject to Tenant's option, and shall be exercised by Tenant's giving written notice to Landlord of its intention to purchase no later than the end of the twelfth (12th) month of the Lease Term. Failure to timely and properly exercise this option shall forever waive and extinguish it. If such option is validly exercised by Tenant, the purchase price shall be Four Million Three Hundred Fifty Thousand Dollars ($4,350,000.00), subject to customary prorations, and closing shall take place within thirty (30) days of Tenant's exercise of said option or such longer period as may be required to subdivide the Land. Upon Tenant's exercise of such option, Tenant and Landlord shall execute a binding agreement to sell and to purchase the Phase II Property in its "AS IS" condition, wherein all closing costs, title insurance and survey costs shall be borne by Tenant and upon such other customary terms and conditions, with closing to occur within thirty (30) days following Tenant's exercise of said option, unless otherwise mutually agreed in writing. Tenant shall receive a credit against the Option Price in the amount of any principal payments made under the Option Note, and upon the closing of the purchase and sale of the Phase II Property to Tenant, the Option Note shall be cancelled by Landlord and the Deed of Trust released of record. Tenant is prohibited from assigning any of its rights under this Section 15.22 to any third party other than to an assignee of the Lease, subject to Article 11. The Phase II Property shall not be conveyed prior to the subdivision of the Land and the placing of the Indenture of record. Prior to the expiration of the Tenant's option to purchase granted hereunder, Landlord shall not grant any easements in the Land without Tenant's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Landlord agrees that following the Effective Date of this Lease, it shall promptly initiate the process required for (a) subdividing the Land as provided in Section 15.20, (b) preparing and placing the Indenture of record and
(c) pursuing its obligation to pursue the Zoning Approval, as defined in and subject to the provisions of the Option Note, and shall make commercially reasonable efforts to file all applications for subdivision approval and the Zoning Approval within sixty (60) days of the Effective Date, and shall thereafter diligently pursue to completion the subdivision of the land and the recording of the Indenture and to the conclusion of the proceedings with respect to the Zoning Approval.

     If Tenant exercises its option to purchase Landlord's interest in the Leased Premises as set forth herein, either party shall have the right to sell/acquire the Building as part of a transaction that is intended to qualify as a tax-deferred exchange under Section 1031 of the Internal Revenue Code of 1986, as amended. The non-exchanging party shall make all reasonable efforts to cooperate with the exchanging party, provided, however, that the date of closing shall not thereby be delayed, the non-exchanging party shall not be obligated to incur any additional expenses and the exchanging party shall defend, indemnify and hold harmless the non-exchanging party against any and all reasonable losses, costs, expenses and liabilities which may arise out of such tax-deferred exchange. To facilitate such exchange, the exchanging party shall have the right to assign its rights under the agreement to a qualified intermediary and to require the non-exchanging party's execution and delivery of all documents and instruments required to effect such exchange to such intermediary.

     Section 15.24. Effect of Declaration and Indenture. This Lease and the rights, liabilities and obligations of the parties hereunder shall be subject and subordinate to the Declaration and the Indenture and the Easement. Without limiting the generality of the foregoing, to the extent that any obligation of Landlord under this Lease is, pursuant to either the Declaration or the Additional Declaration, an obligation of the trustees thereunder, and such obligation is performed by such trustee(s), then Landlord shall be relieved of liability to Tenant for the performance of such obligation but shall use its good faith efforts to assure that the obligation is performed by such trustee(s) to the same extent as Landlord is required to perform such obligation under this Lease, and to the extent such trustee(s) shall fail to perform such obligation, Landlord, to the extent permitted under the Declaration or Additional Declaration, shall use commercially reasonable efforts to cause the same to be performed or shall enforce any rights that it may have thereunder to compel the trustee(s) to perform such obligations, and Landlord is hereby deemed to have designated Tenant as being entitled to enforce the obligations of the trustees under the Indenture, in the event Landlord shall fail to do so within a reasonable period of time. To the extent the trustee(s) levy an assessment, whether special or general, with respect to the performance of their obligations under the Declaration or the Additional Declaration, which are also obligations of Landlord to Tenant under this Lease (e.g. maintenance, repair and replacement of the Parking Area), Tenant shall be responsible to pay Tenant's Proportionate Share of such assessment, but subject to the limitations on Operating Expenses that may be included in Additional Rent hereunder. Notwithstanding anything to contrary in this Lease so long as Landlord, including its successors, assigns and/or transferees of all of any portion of the Land or any improvement thereon or any of their respective affiliates are entitled to vote or any matters pursuant to the Declaration (such person or entities collectively being the "Voting Parties," and individually being a "Voting Party"), no Voting Party shall vote in a manner which would materially diminish any rights of Tenant under this Lease or materially increase Tenant's obligations under this Lease or which would otherwise materially adversely affect Tenant or Tenant's operations at the Leased Premises as permitted under this Lease without prior written consent of Tenant whose consent shall not be unreasonably withheld or delayed; provided that compliance with the foregoing shall not require any Voting Party to breach its fiduciary duty to the owners of the Land or to violate or cause the trustees or owners to be in violation of applicable law.

     Section 15.25. Racquetball Court Damage. The parties acknowledge that prior to the Effective Date the racquetball court located in the Leased Premises suffered water damage as the result. Landlord shall cause such damage to be repaired, provided that to the extent the damage was caused by or arose out of the acts or omissions of Tenant, its agents, employees or consultants, Tenant shall reimburse Landlord for the cost thereof within thirty (30)-days of receipt of an invoice therefor.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                          LANDLORD:

                          DUKE REALTY LIMITED PARTNERSHIP,
                          an Indiana limited partnership, d/b/a Duke Realty of Indiana Limited Partnership,

                          By: Duke Realty Corporation,
                              its general partner


                              By:  /s/ Michael J. Donovan
                                   ---------------------------------------------
                                       Michael J. Donovan
                                       Vice President
                                       St. Louis Office

                                           TENANT:

                                           SAVVIS COMMUNICATIONS CORPORATION,
                                           a Missouri corporation

                                           By:  /s/ Robert McCormick
                                               ---------------------------------

                                           Printed:  Robert McCormick
                                                    ----------------------------

                                           Title:  Chief Executive Officer
                                                  ------------------------------

                                    EXHIBIT A
                                    ---------

                                [Graphic Omitted]













                                   Exhibit "A"
                                     Page 1

                                   EXHIBIT A-1
                                   -----------

                                [Graphic Omitted]








                                  Exhibit "A-1"
                                     Page 1

                                    EXHIBIT B
                                    ---------

                        Furniture, Fixtures and Equipment


LOWER LEVEL
-----------

Miscellaneous Offices/Storage/Work Rooms
----------------------------------------
       o All built-in casework in secondary rooms/offices
       o All environmental equipment currently in place (inside and out)
       o Kohler Generator set 1000KVA/800KW
       o Aqua colored couches in lower level lobby (2)
       o Wood end tables w/marble tops (2)

Fitness Center
--------------
       o Yamaha VCR Ser. #Y344340SU
       o Sony Television o Lockers - Mens and Womens Rooms
       o Sauna - Mens Room only
       o Tectrix Exercise Bikes (3)
       o Tektrix Climber Max 1000 (1)
       o Tektrix Weight Nautilus with weight bench
       o Precor Stairmaster EFX544 (1)
       o Flex Fit Leg Curl (1)
       o Flex Fit Leg Extension (1)

FIRST THRU FOURTH FLOORS
------------------------

Main Lobby
----------
       o Leather Sofa (1)
       o Large wood table w/glass top (1)
       o End tables w/glass top (2)
       o Built-in TV monitors in elevator lobby (2). Typical of 1st to 5th floors.
       o Custom area carpet in front of sofa (1)

Training Room, Auditorium, Presentation, Lunch Rooms 1st Floor
--------------------------------------------------------------
       o Training tables wooden (13)
       o Leather chairs (22)
       o 37" built-in monitor
       o Built-in white projection screen
       o Moveable multi-media stand
       o Lunch room tables (13)
       o Television in Lunch room - two attached to ceiling rack and two built-in (4)
       o All multi-media projection screens and associated equipment (as-is condition as of 3/18/02).
       o Ice machine 1st floor
       o Refrigerators/microwaves 1st to 4th floors

NOC Room
--------
       o All access control equipment for Security System
       o Large built-in screens (5)
       o Built-in Monitors on each side of built-in screens (4)
       o Custom NOC work station furniture with chairs

                                  Exhibit "B"
                                     Page 1

       o Barco Projection Equipment
       o Phillips TV in ceiling rack (1)

Data Center
-----------
       o Installed RAF (raised access flooring) and stored excess
       o MGE PDU w/cables DPS 2500 - PDUB (1); PDUA (1) - (2)
       o Liebert 20 ton A/C - (2)

Storage Room (Data Center)
--------------------------
       o All FM200 equipment
       o All CAT 5 cabling through-out facility

UPS Room
--------
       o UPS feeding DP-6
       o Liebert Challenger 3000 (1)
       o Wall mounted switch gear
       o FM 200 equipment

LAN Room
--------
       o Liebert Challenger 3000 (1)
       o MGE PDUC (1)
       o Existing RAF

Storage Room (PBX Room)
-----------------------
       o "As-is" 3/18/02
       o Nortel Meridian 81C PBX
       o Powerplant
       o Meridian 1 Max and CCR (ACD)
       o Meridian Mail (voice mail)
       o DC rectifier
       o Adtran channel bank

Data 104 Room
-------------
       o "As-is" as of 3/18/02
       o CCTV System and Control PC
       o Fiber & cable

Elevator Lobbies
----------------
       o Built-in monitors (2 per lobby)
       o Leather bench 1st floor elevator lobby

Breakrooms
----------
       o Refrigerators (5) and microwaves (5) as shown on site.

Cubical/Casegoods Furniture Inventory as shown on Premises
----------------------------------------------------------
       o Cubes 6x8 - 147\
       o Cubes 6x6 - 442> Total 689 cubes
       o Cubes 12x8 - 100/

       o Casegood Office Sets - 7
       o Conf. Cherry Wood Tables 14'x42" - 2
       o Conf. Table 6' Oval - 5

On-Site Inventory of Steelcase Context systems furniture in Garage
------------------------------------------------------------------
       o Cubes 6x8 - 12\
       o Cubes 6x6 - 170/ Total 182 cubes

       Additional file cabinets, bookcases are also on site but not listed.


                                  Exhibit "B"
                                     Page 2

                                    EXHIBIT C
                                    ---------

                                    THE LAND

                                   TOTAL TRACT

 A tract of land being part of Lots 2, 3, and 4 of Hawthorn Office Park, a subdivision according to the plat thereof recorded in Plat Book 217, Pages 74 and 75 of the St. Louis County Records, and in U.S. Survey 369, Township 45 North, Range 4 and 5 East. and in part of Section 18, Township 45 North, Range 5 East, St. Louis County, Missouri. and being all of that property as acquired by Brooks Fiber Properties, Inc. by instrument recorded in Book 10935 Page 2267 of the St. Louis County Records, and being more particularly described as follows:

 Beginning at the Northeasterly corner of above said Lot 2, said point also being located on the South line of Interstate Route 64 (formerly Route 40TR); thence along the Easterly and Southeasterly lines of above said Lot 2 the following courses and distances: South 09 degrees 57 minutes 22 seconds West
 171.00 feet; thence South 60 degrees 38 minutes 30 seconds West 330.00 feet; thence South 29 degrees 21 minutes 30 seconds East 227.00 feet; thence South 60 degrees 38 minutes 30 seconds West 494.33 feet to a point on the Southerly line of above said Lot 2; thence along last said Southerly line and the Southerly line of above said Lot 3 South 88 degrees 53 minutes 30 seconds West 889.17 feet to a point on the Easterly line of Old Woodsmill Road, variable width; thence along last said Easterly line the following courses and distances: North 14 degrees 46 minutes 55 seconds East 532.66 feet to a point of curvature to the right, said curve having a radius of 405.38 feet; thence along last said curve an arc distance of 235.68 feet to a point of tangency; thence North 48 degrees 05 minutes 36 seconds East 77.77 feet to a point of curvature to the right, said curve having a radius of 690.20 feet; thence along last said curve an arc distance of 515.40 feet to a point on the Southerly line of above said Missouri Interstate Route 64 (formerly Route 40 TR) and a point of tangency; thence along last said Southerly line the following courses and distances; thence South 89 degrees 07 minutes 17 seconds East 19.82 feet to a point of curvature to the right, said curve having a radius of 1388.39 feet; thence along last said curve an arc distance 358.57 feet to a point of tangency; thence South 74 degrees 19 minutes 27 seconds East 376.82 feet; thence South 80 degrees 02 minutes 38 seconds East 2.76 feet to the Point of Beginning and containing 1,022,373 square feet or 23.470 acres more or less according to a survey by Stock & Associates Consulting Engineers, Inc. during March, 2002.

                                    EXHIBIT D
                                    ---------

                              INTENTIONALLY OMITTED

                                    EXHIBIT E
                                    ---------

                                  TENANT'S WORK

AUDIO AND VISUAL / PA / CONFERENCE / CCTV SYSTEMS
-------------------------------------------------
Any and all work associated with these systems

VOICE / DATA / COMMUNICATION SYSTEMS
------------------------------------
Any and all work associated with these systems

SECURITY SYSTEMS
----------------
Any and all work associated with these systems

BUILDING CLEANING AND JANITORIAL
--------------------------------
Any and all work associated with cleaning for move-in & occupancy

FURNITURE AND FIXTURES
----------------------
Any and all work associated with these systems

                                    EXHIBIT F
                                    ---------

                                 LANDLORD'S WORK

                                 SITE AND CIVIL

ASPHALT / CONCRETE
------------------
Remove and repair (25) sy of 4" asphalt paving
Remove and repair (10) lf of concrete curb
Remove and repair (1) ea concrete pole base at handicap sign
Neutralize vegetation entire lot
Mill and repair (690) lf of open pavement seams
Install (85) lf of sub drain in southwest quadrant
Crack fill (3000) lf of existing cracks throughout lot
Seal coat (23,500) sy of lot and driveway area
Stripe entire lot after seal coat has been applied

ELECTRICAL LIGHTING
-------------------
Repair broken fixtures and replace burnt bulbs as follows:
Outside Loading Dock - (3) lights burnt out
South East Corner Ground Lights - (4) burnt out
Back of Building Ground Lights -(4) burnt out
South East Corner Building Lights - (2) burnt out
Light Close to Building - (3) damaged lights to be repaired
Side Entry - (1) damaged light to be repaired
Front of Building - (5) damaged fixtures to be repaired or replaced; (8) lights burnt out
Brick Columns - (18) burnt out lights
Front Stairwell - (8) burnt out lights
Pond Light - Burnt out lights

LANDSCAPING
-----------
PLANTS TO BE REPLACED AS FOLLOWS:
Inkberry - (5) gal - (71) ea
Azalea - (5) gal - (32) ea
Honey locust - 4" caliper (4) ea
Cotoneaster - (5) gal - (62) ea
White Pine - 7' to 8' - (7) ea
White Pine - 8' to 10' - (5) ea
Redbud - 3" caliper - (1) ea
Juniper - (5) gal - (53) ea
Ash - 4" caliper - (8) ea
Burning bush - 30" to 3 6" - (14) ea
Yew - 24" - (1) ea
Red Twig Dogwood - 30" to 36" - (43) ea
Maple - 4" caliper (4) ea
Crabapple - 3" caliper (7) ea
Forsythia - 30" to 36" - (3) ea

TURF RENOVATION AS FOLLOWS:
Approximately two acres of turf will be renovated using a slit seeder. A fescue-rye mix will be sown at a (5) lb per (1000) sf rate. Starter fertilizer will be applied. Approximately (10) cy of topsoil will be added along the southeast part of the building where soil has eroded away. Soil will be tamped down to grade level. Seed will be sown to fill in.

IRRIGATION REPAIRS AS FOLLOWS:
Repair and or replace all broken and missing heads.

                                    STRUCTURE

FOUNDATION
----------
Attempt to repair what seems to be a foundation leak into garage level. Further investigation is required in order to find the cause and repair.

CURTAIN WALL
------------
Repair or replace missing and damaged metal panels at the garage entry and building entry.
Replace stainless steel base rail caps at: the entry doors; floor closure covers at entry doors; metal panel corner mullions at entry area.
Replace base perimeter seals at lower level.
Floor thresholds and closers at entry need to be sealed and missing pieces replaced.
Repair open joints in the masonry brick veneer on the two wing walls.
Replace one broken atrium glass roof panel.

ROOFING
-------
The roof system flashings and metal details are in need of repair and installation where missing. The entire roof surface will be properly prepared which includes removing loose asphalt and all debris, broom cleaning and asphalt priming. Repairs will be made to the roof areas where embedded items have been removed. The roof surfaces will then be covered with a good quality, fibered (asbestos free) roof coating. Clear (1) overflow drain that is blocked-up on lower west roof area. Replace missing drain strainers. Replace missing window washing post caps. Fill any low pitch pans with filler at the lighting rod grounding cables. Repair any improper mastic repairs and or open repairs / lap seams on the walls and in the field. Note: There is no contractor or manufacturer warranty in existence for this building.

                                  ARCHITECTURAL

ATRIUM FLOORING: Repair any loose marble flooring due to cracks at the base of the entry stairs.
WATERFALL FOUNTAINS:  Repair leaking fountains #3 & #8.
GARAGE ENTRANCE: Repair water damage ceiling and replace back to original condition.
DRYWALL REPAIRS:  Replace damaged drywall due to water fountain leaks.
FRONT ENTRY REPAIRS: Replace any damaged ceiling tiles at the front entry area. GARAGE DOOR ACCESS GATE: Install new safety edge take up reel and wiring.


                      MECHANICAL, ELECTRICAL, AND PLUMBING

ELEVATORS
---------

Register elevators with the State of Missouri, have them inspected by the State, correct code deficiencies that the State inspectors find.

SPRINKLERS
----------
Replace a 3/4" casing relief valve on the fire pump.

All sprinkler heads throughout the building are Central 804 A concealed heads that are being recalled by the manufacturer. Therefore, Duke will perform the necessary steps required to have the heads replaced by the manufacturer per the manufacturer recall program.

ELECTRICAL
----------
LIGHTING: Approximately (458) lamps were burnt out and will be relamped. Repair NOCC Room lighting to make operable.

MAIN ELECTRICAL SYSTEM: The main switch had some problems when the power was shut off. It would trip when power was shut off or turned on. The main switch will be repaired or replaced to correct the problem. Repair or replace the improper type of ground lug that was used.
UPS SYSTEM: Replace (36) ea type UPS 12370 batteries. Repair remote panel in room 021 that is not working.
FIRE ALARM SYSTEM: There are (8) ea devices to be relocated per code. There is (1) ea strobe that will be added in the kitchen area. The 2nd floor duct detector in the west return airshaft will be repaired or replaced. Possible programming of elevators is required to have them reset after smoke test. A relay has been installed in the panel to drop door locks per code, panel was retested and door hardware problem is corrected.
EMERGENCY
LIGHTING: Add (1) ea light to each electrical room per floor.
CODE VIOLATIONS: The following items in the fire pump / sprinkler room #005 & #025 will be repaired to meet code: Platform to be built over conduits on floor to prevent trip hazard, 6x6 junction box to be repaired, paint on main water line needs to be scraped to make good ground, all metal piping within the room should be bonded, replace 18x 18 cover for electrical box.
ELECTRICAL DISTRIBUTION SYSTEM: Perform a maintenance program as follows: Open all panels, switchgear and transformers so they can be cleaned, tighten all connections to manufacture specs, perform infrared and ultrasonic testing.

HEATING VENTING AND AIR CONDITIONING
------------------------------------
CHILLER #1: Circuit #1 needs repairs on valves, filters and coils. Circuit #2 compressor needs replacing along with contactor and motor protector repairs. CHILLER #2: Condensers, starters and contactors need repairs.

CHILLER #3:  Flow switch, condenser fan motor and blade need repairs.
AIR HANDLER #1:  Needs cleaning, repair work and programming.
AIR HANDLER #2:  Actuators and controllers need repairs.
AIR HANDLER #3:  Belts and filters need repairs.
AIR HANDLER #4:  Actuators need repairs.
AIR HANDLER #5:  Flow switch needs repairs.
RTU #1:  Replace filters.
STAIRWELL HEATERS:  Replace filters.
CIRCULATION LOOP AND PUMPS: Replace motor, change wiring, drain loop, clean and refill loop with glycol, treat water loop with chemicals.
COMPUTER ROOM / UPS UNITS: Rebuild humidity bottles, water detection cable, and backflow.
BUILDING RELIEF FAN:  Repair communication link and programming.

PLUMBING
--------
SAND & OIL INTERCEPTOR:  Needs to be cleaned.
SUMP PUMP:  Run test.
WATER FOUNTAIN: Repair leak on outlet of pump and vacuum breaker on boiler drain. Test Backflow.
WATER HEATERS:  Drain and remove debris.
DRINKING FOUNTAINS: Two in the basement are in need of repairs to properly work. All fountains not ADA height and may be required to be lowered by building inspector.
SLOAN VALVES:  Replace all batteries.
SINK AERATORS:  Remove and flush all aerators.
RESTROOM REPAIRS: Miscellaneous diaphragms, flush valves and sinks will be repaired to properly work.
WASTE SYSTEM: Install cleanouts in the following locations: Penthouse; Restrooms on penthouse and 4th floor; Bathroom stack between each floor; at 1st floor sinks on the south side.

                                    EXHIBIT G
                                    ---------

                                LETTER OF CREDIT

LETTER OF CREDIT
(ON BANK LETTERHEAD)

[Insert name and address of issuing bank]
[Insert date]

IRREVOCABLE LETTER OF CREDIT NO. [Insert number]
Duke Realty Limited Partnership
635 Maryville Centre Drive, Suite 200
St. Louis, MO 63141

Dear Sir:

         At the request and for the account of Savvis Communications Corporation located at [insert address of tenant] (hereinafter called "Applicant"), we hereby establish our Irrevocable Letter of Credit No. [insert number] in your favor and authorize you to draw on us up to the aggregate amount of US $3,000,000.00 available by your draft(s) at sight drawn on us and accompanied by the following:

         A written statement by you that:

         (i) "Applicant is in Default under and as defined in that certain lease dated as of May 24, 2002 between you, as landlord, and Applicant as tenant (the "Lease") and that Landlord is entitled to US $[Beneficiary to insert amount] as the result of such Default;" or

         (ii) "Applicant has failed to deliver timely a renewal Letter of Credit as provided in the Lease."

         This Irrevocable Letter of Credit will be duly honored by us at sight upon delivery of the statement set forth above without inquiry as to the accuracy of such statement and regardless of whether Applicant disputes the content of such statement.

         We hereby engage with you that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit will be duly honored by us if presented at [insert address of issuing bank] no later than May 24, 2003, it being a condition of this Irrevocable Letter of Credit that it shall be automatically extended for periods of at least one year from the present and each future expiration date unless, at least sixty (60) days prior to the relevant expiration date, we notify you, by certified mail, return receipt requested, or by overnight courier service that we elect not to extend this Irrevocable Letter of Credit for any additional period.

         This Letter of Credit is transferable, provided that such transfer would not violate any governmental rule, order or regulation applicable to us. Transfer of this Letter of Credit is subject to our receipt of Beneficiary's instructions in the form attached hereto as Exhibit A accompanied by the original Letter of Credit and Amendment(s), if any. Costs or expenses of such transfer shall be for the account of the Applicant.

         All notices from us to you shall be in writing and delivered to the following addresses:

                           Duke Realty Limited Partnership
                           635 Maryville Centre Drive, Suite 200
                           St. Louis, MO 63141

                           Duke Realty Limited Partnership
                           3950 Shackleford Road, Suite 300
                           Duluth, GA 30096
                           Attn: General Counsel

                           Duke Realty Limited Partnership
                           600 E. 96th Street, Suite 100
                           Indianapolis, IN 46240
                           Attn: Chief Financial Officer

         This Irrevocable Letter of Credit is subject to the Uniform Customs and Practices for Documentary credits (1993-Rev) International Chamber of Commerce Publication #500.

Sincerely yours,

[Insert authorized signature]